UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NuVasive, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF NUVASIVE, INC.

To Be Held May 3, 2018

The NuVasive, Inc. 2018 Annual Meeting of Stockholders will be held on May 3, 2018 at 8:00 AM local time at the Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121 for the following purposes, each as more fully described in the accompanying Proxy Statement:

1.    to elect two “Class II” Directors to hold office until the Company’s 2021 Annual Meeting of Stockholders and until their successors are elected and qualified;

2.    to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.    to hold a non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2017; and

4.    to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our Board of Directors recommends a vote “FOR” each of the Director nominees and “FOR” Proposals 2 and 3. Only stockholders of record at the close of business on March 13, 2018 will be entitled to notice of, and to vote at, the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on March 13, 2018, will be available at our corporate headquarters, located at 7475 Lusk Boulevard, San Diego, CA 92121, for examination during ordinary business hours by any stockholder for any purpose relating to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote your shares. After reading the accompanying Proxy Statement, please make sure to vote your shares: (i) by promptly voting electronically or telephonically as described in the accompanying Proxy Statement; (ii) if you received a paper copy of the proxy card, by completing, dating, signing and returning your proxy card; or (iii) by attending the Annual Meeting in person. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from such firm, bank or other nominee to vote your shares.

I look forward to seeing you at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Gregory T. Lucier

Chairman of the Board and Chief Executive Officer

San Diego, California

March 22, 2018

SOLICITATION OF PROXIES

FOR THE

NUVASIVE, INC.

2018 ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors of NuVasive, Inc. (the “Company” or “NuVasive”) and contains information related to the Company’s 2018 Annual Meeting of Stockholders. The 2018 Annual Meeting of Stockholders will be held on May 3, 2018 at 8:00 AM local time at the Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121, or any adjournments or postponements thereof, for the purposes described in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors has made proxy materials available on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors for use at the Company’s 2018 Annual Meeting of Stockholders. The Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders was filed with the U.S. Securities and Exchange Commission on March 22, 2018, which is also the approximate date on which the Proxy Statement and the accompanying proxy were first sent or made available to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE NUVASIVE, INC. 2018 ANNUAL MEETING OF STOCKHOLDERS

The NuVasive, Inc. Proxy Statement and Annual Report for the fiscal year ended December 31, 2017 are available electronically at www.proxydocs.com/NUVA

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 13, 2018 ARE INVITED TO ATTEND AND VOTE THEIR SHARES AT THE NUVASIVE, INC. 2018 ANNUAL MEETING OF STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE TO VOTE YOUR SHARES. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?” IN THE ACCOMPANYING PROXY STATEMENT, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS BY MAIL, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

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PROXY STATEMENT SUMMARY 2018 ANNUAL MEETING OF STOCKHOLDERS

To assist you in reviewing the Proxy Statement for the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), we call your attention to the following summary information. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders
Date and Time	May 3, 2018 at 8:00 AM (local time)
Place	NuVasive, Inc. Corporate Headquarters 7475 Lusk Boulevard, San Diego, CA 92121
Record Date	March 13, 2018
Voting

Stockholders as of the Record Date are entitled to vote their shares at the Annual Meeting. Each share of common stock is entitled to one vote for each Director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting.

Proposals and Voting Recommendations

Proposal 1 — Election of two “Class II” Directors to hold office until the Company’s 2021 Annual Meeting of Stockholders and until their successors are elected and qualified.

For more information, see page 6 of the accompanying Proxy Statement.

The Board recommends a vote “FOR” each Nominee

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For more information, see page 26 of the accompanying Proxy Statement.

The Board recommends a vote “FOR” Proposal 2

Proposal 3 — Non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2017.

For more information, see page 29 of the accompanying Proxy Statement.

The Board recommends a vote “FOR” Proposal 3

Nominees for Election as Directors
Vickie L. Capps

Independent Director; Board member since June 2015

Audit Committee “financial expert”

Principal Occupation: Senior Advisory Board Member, Consonance Capital Partners

Current member of NuVasive Audit Committee and

Nominating, Corporate Governance and Compliance Committee

John A. DeFord, Ph.D.

Independent Director; Board member since February 2018

Principal Occupation: Senior Vice President, Research and Development, Interventional Segment for Becton, Dickinson and Company

Current member of NuVasive Nominating, Corporate Governance and Compliance Committee

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Corporate Governance Highlights
Size of Board	Ten (eight upon the retirement of Dr. Farrell and Mr. Howe following the Annual Meeting)
Independent Directors	Nine of our ten current Directors are independent
Chairman and CEO	Combined leadership structure
Lead Independent Director	Yes
Board Self-Evaluation	Annual
Retirement Age Policy	Yes (Directors may not stand for re-election after age 72)
Voting Standard	Majority vote (in uncontested elections)
Corporate Governance Guidelines	Yes

Fiscal Year 2017 Financial and Business Highlights

Delivering Financial Results – We generated global revenue of $1.03 billion during 2017, up 7% over 2016, including revenue from our International business (which includes Puerto Rico) of $186 million, representing the fifth sequential quarter of greater than 20% growth. We improved our non-GAAP Operating Margin to 16.6% in 2017, a 50-basis point improvement over 2016.

Drove higher global revenue, up 7% to $1.03 billion

Launching Innovative Solutions – We brought a record number of 18 innovative and comprehensive spine solutions to market in 2017, including the launch of the LessRay® software technology system and the new Reline® Trauma portfolio, the expansion of our flagship Lateral Procedural Solutions portfolio, and the further build out of our interbody portfolio with the full launch of our TLX and MLX expandable cages.

Introduced new products, including LessRay® and Reline® Trauma

Executing on Strategic Acquisitions – We acquired unique and innovative assets with the acquisitions of Vertera Spine (closed in September 2017), which positions NuVasive as the only medical device company to offer porous spine implant technology across both PEEK and titanium materials, and SafePassage (closed in January 2018), which adds further scale to our differentiated clinical services business.

Acquired Vertera Spine and SafePassage

Driving Operational Efficiencies – We continued to invest in our future by bringing on-line our state-of-the-art 180,000 ft2 manufacturing facility in West Carrollton, Ohio, including hiring and training over 200 new employees.

Brought on-line new 180,000 ft2 manufacturing facility

Optimizing Capital Structure – We optimized our capital structure to support future investment by: (i) amending and restating our existing credit agreement to increase our borrowing capacity from $150 million to $500 million; and (ii) refinancing our convertible notes due in 2017 with a new issuance of convertible notes, which allowed us to extend the maturity at a lower interest rate.

Optimized capital structure with new credit facility and by refinancing debt

Executive Compensation Best Practices
Clawback Policy	Yes (for incentive compensation, if material restatement of financials)
Tax Gross-Ups	No tax gross-ups for change-in-control payments
Compensation Consultant	Yes (independent consultant engaged by Compensation Committee)
Stock Ownership Guidelines	Yes (applies to Directors and senior management)
Compensation Risk	Compensation risk assessment conducted annually
Pledging and Hedging Activities	Pledging and hedging transactions are prohibited by officers, Directors and employees under the Company’s Insider Trading Policy

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NUVASIVE, INC.

7475 Lusk Boulevard, San Diego, CA 92121

Telephone: (858) 909-1800

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

May  3, 2018 at 8:00 AM (local time)

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.	Why am I receiving these materials?

We have made this proxy statement (the “Proxy Statement”) and the accompanying proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company” or “NuVasive”) of proxies to be voted at the Company’s 2018 Annual Meeting of Stockholders to be held on May 3, 2018 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting.

2.	What is the purpose of the Annual Meeting?

Stockholders are being asked to vote on each of the following items of business at the Annual Meeting: (i) the election of two “Class II” Directors for terms expiring at the 2021 Annual Meeting of Stockholders; (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; (iii) non-binding advisory approval of the compensation of the Company’s named executive officers (the “Named Executive Officers”) for the fiscal year ended December 31, 2017; and (iv) any other business that may properly come before the Annual Meeting.

3.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for fiscal year ended December 31, 2017 (the “2017 Annual Report”), to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”) (which was mailed to most of our stockholders) will instruct you as to how you may access and review all of the proxy materials on the Internet, as well as how you may submit your proxy on the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or your proxy card and to download printable versions of the proxy materials. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

4.	How do I access electronic copies of the proxy materials?

The proxy materials for the Annual Meeting are available electronically at www.proxydocs.com/NUVA. If you received a Notice, the Notice will provide you with instructions regarding how to access electronic copies of our proxy materials and how to vote your shares. The Notice will also indicate how you can elect to receive future proxy materials electronically. We encourage stockholders to consider choosing to receive future proxy materials electronically, as it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment.

5.	Who is entitled to vote at the Annual Meeting?

If you were a holder of shares of the Company’s common stock at the close of business on March 13, 2018 (the “Record Date”), you are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 51,257,817 shares of our common stock outstanding. Each share of common stock is entitled to one vote. As summarized below, there are some distinctions between shares owned by “stockholders of record” and shares owned beneficially “in street name.” In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, Monday through Friday between the hours of 9:00 AM and 4:00 PM local time at our corporate headquarters located at 7475 Lusk Boulevard, San Diego, CA 92121.

6.	What does it mean to be a “stockholder of record”?

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you may vote in person at the Annual Meeting (subject to the satisfying the admission criteria) or vote by proxy. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote by Internet or telephone, as described in the Notice and below under the heading “How do I vote my shares?”

7.	What does it mean to beneficially own shares in “street name”?

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization (we will refer to those organizations collectively as “broker”). If this is the case, the Notice was forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account, and you are invited to attend the Annual Meeting; however, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid legal proxy from your broker giving you the right to vote the shares at the meeting.

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a matter considered routine under applicable rules. Non-routine matters include the election of Directors and the advisory vote on the compensation of our Named Executive Officers.

8.	How do I vote my shares?

If you are a stockholder of record, you may vote your shares by one of the following three methods:

•

Vote via the Internet. Go to the web address www.proxypush.com/NUVA and follow the instructions for Internet voting as shown on the proxy card mailed to you. If you vote via the Internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible.

•	Vote by Telephone. Dial 1-866-217-7017 and follow the instructions for telephone voting shown on the proxy card mailed to you.

•

Vote by Proxy Card Mailed to You. If you do not wish to vote via the Internet or by telephone, please complete, sign, date and mail the proxy card in the envelope provided. If you vote via the Internet or by telephone, please do not mail your proxy card.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in the proxy materials and confirm that your voting instructions have been properly recorded.

If your shares are held through a broker (typically referred to as being held in “street name”), you will receive separate voting instructions from your broker. In these cases, you may provide your voting instructions by Internet, telephone or mail by submitting a voting instruction form. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the other proposals before our stockholders as described in this Proxy Statement unless you provide instructions to your broker as to how to vote your shares for such other proposals.

Votes submitted via the Internet or by telephone for the matters before our stockholders as described in this Proxy Statement must be received by 11:59 PM Eastern Time on May 2, 2018.

9.	How does the Board recommend that I vote my shares?

THE BOARD RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE ELECTION OF EACH OF THE “CLASS II” DIRECTOR NOMINEES, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND “FOR” THE NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, IN EACH CASE AS FURTHER DESCRIBED IN THIS PROXY STATEMENT.

10.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 7475 Lusk Boulevard, San Diego, CA 92121, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the Annual Meeting. If you beneficially hold shares in street name, you may change your vote by submitting new voting instructions to your broker following the instructions provided by your broker, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

11.	How are the votes counted?

The Company’s Restated Bylaws, as amended (the “Bylaws”) provide that a majority of all the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum. A “broker non-vote” occurs when your broker submits a proxy card for your shares of common stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions.

In the election of Directors and for proposals 2 and 3, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If no instructions are indicated, the shares will be voted as recommended by the Board unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you. If the Company receives a proxy card with a broker non-vote, your proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP and it will not be included as a vote with respect to the election of directors or the advisory vote on the compensation of our Named Executive Officers.

12.	What vote is needed to approve each of the proposals?

Under the Bylaws, at any meeting of stockholders for the election of Directors at which a quorum is present, each Director shall be elected by the vote of a majority of the votes cast with respect to that Director; provided, that in the event of a contested election, Directors shall be elected by a plurality of votes cast by the stockholders entitled to vote at the election. All other matters shall be determined by a majority of the votes present in person or represented by proxy, unless otherwise required by applicable law, rule or regulation or the Company’s organizational documents.

13.	Is cumulative voting permitted for the election of Directors?

No. You may not cumulate your votes for the election of Directors.

14.	Who will count votes at the Annual Meeting?

We have engaged Mediant Communications to serve as the tabulator of votes and our Board has designated Joan B. Stafslien, Executive Vice President, General Counsel and Corporate Secretary, to serve as the Inspector of Election.

15.	How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to holders of Company common stock on the Record Date and a member of each attending stockholder’s immediate family or their named representatives. If you are a “stockholder of record” you will need to present identification to be admitted to the Annual Meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (e.g., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our Record Date stockholder list. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. For stockholders holding shares “in street name,” in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the Record Date.

All purses, briefcases, bags, etc. that are brought into the facility may be subject to inspection. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted in the meeting room during the Annual Meeting.

16.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, Directors and Company Shareowners (our employees) may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. The Company has retained MacKenzie Partners, Inc., (with offices at 1407 Broadway, New York, NY 10018) to assist in the solicitation of proxies in connection with the Annual Meeting. The Company will pay such firm customary fees, expected to be no more than $7,500, plus expenses.

17.	Could other matters be decided in the Annual Meeting?

As of the date of this Proxy Statement, the Company is not aware of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named by the Board as proxy holders will have the discretionary authority to vote the shares represented by proxy on those matters. The Board has named Rajesh J. Asarpota (Executive Vice President and Chief Financial Officer), Joan B. Stafslien (Executive Vice President, General Counsel and Corporate Secretary), and Carol A. Cox (Executive Vice President, External Affairs) as proxy holders. If, for any reason, any of the nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

18.	Is it possible that the Annual Meeting may be postponed?

The Annual Meeting may be adjourned or postponed, if needed, as provided by the Bylaws and pursuant to Delaware law. Unless a new record date is fixed, your proxy will still be valid and may be voted at any adjourned or postponed meeting. You will still be able to change or revoke your proxy until it is voted at the reconvened or rescheduled meeting.

19.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish the final results by filing a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH CLASS II DIRECTOR NOMINEE TO SERVE AS A DIRECTOR

At the Annual Meeting, we are asking our stockholders to elect two individuals nominated for election as “Class II” Directors. Our Board currently consists of ten Directors and is divided into three classes. Our current Class II Directors are Vickie L. Capps, John A. DeFord, Ph.D., Peter C. Farrell, Ph.D., AM, and Lesley H. Howe, and each of their terms as a Director will expire at the Annual Meeting. Our Board, upon the recommendation of our Nominating, Corporate Governance and Compliance Committee, nominated Ms. Capps and Dr. DeFord for re-election as Class II Directors at the Annual Meeting. In accordance with our retirement age policy for Directors, Dr. Farrell and Mr. Howe will not be standing for re-election and will retire as Directors immediately following the Annual Meeting. Effective upon Dr. Farrell’s and Mr. Howe’s retirement, the Board has approved a reduction in the size of the Board from ten to eight Directors.

If elected at the Annual Meeting, each of Ms. Capps and Dr. DeFord will serve as Class II Directors until the 2021 Annual Meeting of Stockholders, and in each case until their respective successors are duly elected and qualified. Information regarding the experience of each of Ms. Capps and Dr. DeFord, including the qualifications, attributes and skills that led our Board to nominate each as a Director, can be found below under the caption “Nominees for Election of Directors and Directors Continuing in Office.”

Ms. Capps and Dr. DeFord have indicated that they are willing and able to serve as Directors. If any of the Board’s nominees for Director declines to serve or becomes unavailable for any reason, or in the event of a Board vacancy, the Nominating, Corporate Governance and Compliance Committee may seek out other potential Director candidates, and one or more of such candidates may be elected as a Director in accordance with the Company’s organizational documents.

As each of the nominees is an incumbent Director, if a nominee fails to receive “FOR” votes representing a majority of votes cast, the Director shall promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating, Corporate Governance and Compliance Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Nominating, Corporate Governance and Compliance Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision. If the Board determines not to accept the resignation of the incumbent Director, the incumbent Director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Vote Required and Board Recommendation

Directors are elected by a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “FOR” a nominee exceeds the number of votes cast “AGAINST” that nominee. Votes to “ABSTAIN” and broker non-votes are not counted as votes cast with respect to that Director, and will have no direct effect on the outcome of the election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE ELECTION OF EACH OF VICKIE L. CAPPS AND JOHN A. DEFORD, PH.D.

AS A “CLASS II” DIRECTOR.

BOARD OF DIRECTORS

As we execute on our strategy to offer disruptive technology and differentiated sales models to better serve customers and patients, we rely on our talented and experienced Board to provide leadership, guidance and oversight. Our Board of Directors is comprised of individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. We believe that the diversity of our Directors’ backgrounds and experiences results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our Directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Our eight continuing Directors exhibit an effective mix of skills, experience and perspectives
7 have experience as an executive officer or a Director of a medical technology company	1 has government leadership experience (Centers for Medicare & Medicaid Services)
6 have experience as an executive officer at a public company (2 as Chief Financial Officer)	1 has experience as the CEO of a large hospital system (Memorial Hermann)

The table below lists the name, age and certain other information of each member of the Board, as of March 13, 2018 (the Record Date for our Annual Meeting):

		Committee Membership
Name	Age	Audit Committee	Compensation Committee	Nominating, Corporate Governance and Compliance Committee	Term Expires(1)	Director Class
Gregory T. Lucier	53	—	—	—	2020	I
Vickie L. Capps	56	X	—	X	2018	II
John A. DeFord, Ph.D.	56	—	—	X	2018	II
Peter C. Farrell, Ph.D., AM (2)	74	—	X	Chair	2018	II
Robert F. Friel	62	—	X	—	2019	III
Lesley H. Howe (2)	72	Chair	—	—	2018	II
Leslie V. Norwalk, Esq.	52	X	—	X	2020	I
Michael D. O’Halleran	67	X	—	—	2020	I
Donald J. Rosenberg, Esq.	67	—	X	X	2019	III
Daniel J. Wolterman	61	—	Chair	—	2019	III

(1)	Term expires at Annual Meeting of Stockholders in year indicated.

(2)

In accordance with the Company’s retirement age policy for Directors, each of Dr. Farrell and Mr. Howe will not be standing for re-election and each is retiring as a Director immediately following the Annual Meeting. The Board has indicated that it intends to appoint Ms. Norwalk as Chair of the Nominating, Corporate Governance and Compliance Committee to replace Dr. Farrell and Ms. Capps as Chair of the Audit Committee to replace Mr. Howe. Mr. Howe also currently serves as the Company’s Lead Independent Director. The Board has indicated that it intends to appoint Mr. Rosenberg as the Lead Independent Director to replace Mr. Howe.

Nominees for Election of Directors and Directors Continuing in Office

Set forth below is information as of March 13, 2018, regarding the continuing members of our Board, including Vickie L. Capps and John A. DeFord, Ph.D., the Director nominees for election as Class II Directors at the Annual Meeting. In addition, we discuss below the qualifications, attributes and skills that led our Board to the conclusion that each of our Directors should serve as a Director of NuVasive. There are no family relationships among any of the Company’s Directors or executive officers.

Vickie L. Capps	Board member since June 2015
Audit Committee Nominating, Corporate Governance and Compliance Committee

Ms. Capps is currently a Senior Advisory Board Member of Consonance Capital Partners, a healthcare investment firm.

Ms. Capps previously served as chief financial officer of several public and private companies. From 2002 to 2013, Ms. Capps served as the Executive Vice President, Chief Financial Officer and Treasurer at DJO Global, Inc. a leading global provider of medical device solutions for musculoskeletal health, vascular health and pain management, where she was recognized as CFO of the Year by the San Diego Business Journal in 2009 and 2010. Earlier in her career, she served as a senior audit and accounting professional at Ernst & Young LLP.

Ms. Capps’ extensive financial expertise and executive leadership experience as a former chief financial officer provide valuable financial and accounting experience to our Board.

BUSINESS EXPERIENCE • Consonance Capital Partners, Senior Advisory Board Member • DJO Global, Inc, Chief Financial Officer • Ernst & Young LLP	EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in business administration/accounting from San Diego State University • California Certified Public Accountant
CURRENT PUBLIC COMPANY BOARDS • Otonomy, Inc. (Chair of Audit Committee) • Connecture, Inc. (Chair of Audit Committee)	ADDITIONAL INFORMATION • Board of Directors, San Diego State University Research Foundation

John A. DeFord, Ph.D.	Board member since February 2018
Nominating, Corporate Governance and Compliance Committee

Dr. DeFord is currently the Senior Vice President, Research and Development, Interventional Segment for Becton, Dickinson and Company, a global medical technology company.

Dr. DeFord joined Becton Dickinson following its December 2017 acquisition of C.R. Bard, Inc., where he had served as Senior Vice President, Science, Technology and Clinical Affairs since June 2007. Dr. DeFord joined Bard in 2004, and served in science and technology roles of increasing responsibility since that time. Prior to joining Bard, Dr. DeFord was Managing Director of Early Stage Partners LP, a venture capital fund. Prior to joining Early Stage Partners, Dr. DeFord was President and CEO of Cook Incorporated, a privately held medical device manufacturer.

Dr. DeFord brings valuable strategy, technology development and clinical affairs leadership experience within the medical device industry to our Board.

BUSINESS EXPERIENCE

• Becton, Dickinson and Company, Senior Vice President, Research and Development

• C.R. Bard, Inc., Senior Vice President, Science, Technology and Clinical Affairs

• Early Stage Partners LP, Managing Director

• Cook Incorporated, Chief Executive Officer

EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree and Master’s Degree in Electrical Engineering from Purdue University • Ph.D. in Electrical/Biomedical Engineering from Purdue University
CURRENT PUBLIC COMPANY BOARDS • N/A	ADDITIONAL INFORMATION • Published in numerous scientific journals and holds numerous patents and multiple industry honors

Robert F. Friel	Board member since February 2016
Compensation Committee

Mr. Friel is currently the Chairman, Chief Executive Officer and President of PerkinElmer, Inc., a global leader focused on improving the health and safety of people and the environment.

Prior to being appointed PerkinElmer’s President and Chief Executive Officer in February 2008 and Chairman in April 2009, Mr. Friel had served as President and Chief Operating Officer since August 2007, and as Vice Chairman and President of PerkinElmer’s Life and Analytical Sciences unit since January 2006. Mr. Friel previously served as Executive Vice President and Chief Financial Officer of PerkinElmer from October 2004 until January 2006. Mr. Friel joined PerkinElmer in February 1999 as Senior Vice President and Chief Financial Officer. Prior to joining PerkinElmer, he held several senior management positions with AlliedSignal, Inc., now Honeywell International.

Mr. Friel’s experience as the Chief Executive Officer and President of PerkinElmer, as well as his experience as a former chief financial officer, provide valuable leadership and financial experience to our Board.

BUSINESS EXPERIENCE • PerkinElmer, Inc., Chairman, Chief Executive Officer and President Officer (prior roles include Chief Financial Officer) • AlliedSignal, Inc., Vice President, Treasurer	EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in economics from Lafayette College • Master’s Degree in taxation from Fairleigh Dickinson University
CURRENT PUBLIC COMPANY BOARDS • PerkinElmer, Inc. • Xylem, Inc.	ADDITIONAL INFORMATION • Previously served on Board of Directors of CareFusion Corporation (2009 – 2015)

Donald J. Rosenberg, Esq.	Board member since February 2016
Compensation Committee Nominating, Corporate Governance and Compliance Committee

Mr. Rosenberg is currently the Executive Vice President, General Counsel and Corporate Secretary of Qualcomm Incorporated, a world leader in 3G, 4G and next-generation wireless technologies.

Prior to joining Qualcomm in October 2007, Mr. Rosenberg served as Senior Vice President, General Counsel and Corporate Secretary of Apple Inc. since December 2006. From May 1975 to November 2006, Mr. Rosenberg held numerous positions at IBM Corporation, including Senior Vice President and General Counsel. Mr. Rosenberg has served as an adjunct professor of law at New York’s Pace University School of Law, where he taught courses in intellectual property and antitrust law.

Mr. Rosenberg brings significant experience in legal and compliance matters, as well as global leadership experience, to our Board.

BUSINESS EXPERIENCE

•  Qualcomm, Inc., Executive Vice President, General Counsel and Corporate Secretary

•  Apple Inc., Senior Vice President, General Counsel and Corporate Secretary

• IBM Corporation, Senior Vice President and General Counsel

EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in mathematics from the State University of New York at Stony Brook • Juris Doctor Degree from St. John’s University School of Law
CURRENT PUBLIC COMPANY BOARDS • N/A	ADDITIONAL INFORMATION • Board member of the Lawyers’ Committee for Civil Rights Under Law (previously National Co-Chairman)

Daniel J. Wolterman	Board member since July 2015
Chairman of the Compensation Committee

Mr. Wolterman is currently the Chief Executive Officer of ColubrisMX, Inc. and X-Cath, Inc., both privately-held medical device companies that he joined in January 2018.

Mr. Wolterman previously served as President and Chief Executive Officer of Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas, from 2002 until his retirement from Memorial Hermann in 2016. He has more than 30 years of experience in the healthcare industry and a long history of community involvement.

Mr. Wolterman’s extensive knowledge of the healthcare industry and his executive leadership experience as President and CEO of Memorial Hermann Health System provide valuable perspective and guidance to the Board.

BUSINESS EXPERIENCE • ColubrisMX, Inc., Chief Executive Officer • X-Cath, Inc., Chief Executive Officer • Memorial Hermann Health System, President and Chief Executive Officer

EDUCATIONAL/PROFESSIONAL BACKGROUND

• Bachelor’s Degree in business administration and a Master of Business Administration Degree in finance from the University of Cincinnati

• Master’s Degree in healthcare administration from Xavier University

CURRENT PUBLIC COMPANY BOARDS • Invuity, Inc.	ADDITIONAL INFORMATION • Previously served on Board of Directors of Volcano Corporation (2013 – 2015)

Gregory T. Lucier	Board member since December 2013
Chairman of the Board and Chief Executive Officer

Mr. Lucier is currently our Chairman of the Board and Chief Executive Officer.

Mr. Lucier has served as our Chairman and Chief Executive Officer since May 2015, and he has served as a member of our Board since December 2013. Mr. Lucier has over 25 years of executive management experience and served as Chairman and Chief Executive Officer of Life Technologies Corporation, a global biotechnology company, from May 2003 until their acquisition by Thermo Fisher Scientific Inc. in February 2014. Prior to joining Life Technologies, Mr. Lucier served as Chief Executive Officer and President at GE Medical Systems Information Technologies, Vice President for Global Services at GE Medical Systems and served as a corporate officer of the General Electric Corporation.

Mr. Lucier’s executive experience in the biotechnology industry provides strategic and practical knowledge to our Board related to strategy, finance, regulatory, clinical research and other operational areas in our industry.

BUSINESS EXPERIENCE

• NuVasive, Inc., Chairman and Chief Executive Officer

• Life Technologies Corporation, Chairman and Chief Executive Officer

• GE Medical Systems Information Technologies, Chief Executive Officer and President

• General Electric Corporation

EDUCATIONAL/PROFESSIONAL BACKGROUND

• Bachelor’s Degree with high distinction in industrial engineering from Pennsylvania State University

• Master of Business Administration Degree from Harvard Graduate School of Business Administration

CURRENT PUBLIC COMPANY BOARDS • Catalent, Inc. • Invuity, Inc.	ADDITIONAL INFORMATION • Previously served on Board of Directors of CareFusion Corporation (2009 – 2015) and Life Technologies Corporation (2003 – 2014)

Leslie V. Norwalk, Esq.	Board member since May 2014
Audit Committee Nominating, Corporate Governance and Compliance Committee

Ms. Norwalk is currently Strategic Counsel to Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors. She also serves as an advisor to private equity firms Warburg Pincus, Peloton Equity, and Enhanced Equity Fund.

Ms. Norwalk previously served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services (CMS). She managed the day-to-day operations of Medicare, Medicaid, State Child Health Insurance Programs, Survey and Certification of health care facilities and other federal health care initiatives. For four years prior to that, she was the agency’s Deputy Administrator, responsible for the implementation of the hundreds of changes made under the Medicare Modernization Act, including the Medicare Prescription Drug Benefit. Prior to serving the Bush Administration, she practiced law in the Washington, D.C. office of Epstein Becker & Green, P.C. where she advised clients on a variety of health policy matters. She also served in the first Bush administration in the White House Office of Presidential Personnel, and the Office of the U.S. Trade Representative. Ms. Norwalk currently sits on the boards of directors of several private companies, and she is a member of APCO Worldwide’s International Advisory Council.

Ms. Norwalk’s deep knowledge of, and experience with, the healthcare industry and government regulations provides valuable guidance and insight to our Board.

BUSINESS EXPERIENCE • Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors, Special Counsel • Centers for Medicare and Medicaid Services, Acting Administrator	EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree, cum laude, in economics and international relations from Wellesley College • Juris Doctor Degree from the George Mason University School of Law
CURRENT PUBLIC COMPANY BOARDS • Endologix, Inc. • Providence Service Corp.	ADDITIONAL INFORMATION • Previously served on Board of Directors of Volcano Corporation (2011 – 2015)

Michael D. O’Halleran	Board member since August 2016
Audit Committee

Mr. O’Halleran is currently a special advisor to ManchesterStory Group and as chair of the advisory board of the ManchesterStory Venture Fund L.P.

Mr. O’Halleran previously served as the Executive Chairman of Aon Benfield and Senior Executive Vice President of Aon plc, a provider of risk management, insurance and consulting service. Mr. O’Halleran joined the Aon group of companies in 1987 to lead its reinsurance division and since that time, served in several significant management positions including President and Chief Operating Officer of Aon Corp., and since August 2007 until his retirement in May 2017, as the Executive Chairman of Aon Benfield. Prior to joining Aon, he was a senior executive with well-known companies in the insurance industry.

Mr. O’Halleran’s deep knowledge of the insurance industry and his many years of executive and board leadership experience, including his experience serving on the boards of companies in the healthcare industry, make Mr. O’Halleran a valuable member of our Board.

BUSINESS EXPERIENCE • Aon Benfield, Executive Chairman • Aon plc, Senior Executive Vice President • Aon Corp., President and Chief Operating Officer	EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in accounting and finance from the University of Wisconsion-Whitewater
CURRENT PUBLIC COMPANY BOARDS • N/A	ADDITIONAL INFORMATION • Previously served on Board of Directors of CareFusion Corporation (2009 – 2015)

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of corporate governance. Our Corporate Governance Guidelines and Code of Ethical Business Conduct, together with our restated Certificate of Incorporation, Bylaws, and the charters of our Board Committees, form the basis for our corporate governance framework.

Our Board has adopted a number of corporate governance best practices

✓ Our Board has a Lead Independent Director	✓ Our independent Directors meet frequently in executive session

✓ Nine of our ten current Directors are independent, in accordance with NASDAQ rules and our Corporate Governance Guidelines	✓ Our Board service is limited by our retirement age policy (Directors may not stand for election after age 72)

✓ Our Board and Committees engage in annual self-evaluations	✓ We have majority voting for contested Director elections

As discussed below under “Board and Committee Membership and Structure,” our Board has established three standing committees to assist in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee, and the Nominating, Corporate Governance and Compliance Committee. In 2017, as part of our continuing efforts to implement good governance practices, we expanded the responsibility of our Nominating and Corporate Governance Committee and renamed it the Nominating, Corporate Governance and Compliance Committee (the “Nominating Committee”). The Nominating Committee’s charter was revised to reflect that, in addition to its existing responsibilities related to Director nominations, Board structure and composition, and corporate governance matters, the Nominating Committee assumed oversight responsibilities for quality and regulatory matters, ethics and compliance matters and other related matters. Under this revised structure, the Audit Committee has retained oversight responsibilities for financial accounting and reporting, internal accounting controls, auditing compliance and related matters.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to address effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, Director independence and qualification criteria, Director responsibilities, Director compensation, Board evaluation, Committee matters, succession planning and stock ownership guidelines for Directors and management. Our Corporate Governance Guidelines are reviewed regularly by the Nominating Committee and revised when appropriate.

Code of Ethical Business Conduct

We have adopted a Code of Ethical Business Conduct (the “Code”), which includes our code of ethics for our senior financial officers. The Code applies to all of our officers, employees and Directors and establishes policies pertaining to, among other things, employee conduct in the workplace, workplace safety, confidentiality, conflicts of interest, accuracy of books, records and financial statements, securities trading, anti-corruption, competition laws, interactions with health care professionals and political and charitable activities.

The Audit Committee and the Nominating Committee share oversight responsibilities related to the Code. The Audit Committee is responsible for oversight of compliance matters relating to financial accounting and reporting, internal accounting controls, auditing compliance and related matters. The Nominating Committee is responsible for oversight of compliance programs related to ethics and compliance and related matters, including the Company’s policies, procedures and practices designed to ensure compliance with applicable laws and regulations related to federal healthcare program requirements; the Fraud and Abuse Laws and other medical device laws; the Foreign Corrupt Practices Act; the Anti-Kickback Statute and other anti-bribery and anti-corruption laws.

The Audit Committee reviews and approves all waivers of the Code for executive officers or Directors and provides for prompt disclosure of all waivers required to be disclosed under applicable law. We will disclose future amendments to the Code, or waivers required to be disclosed under applicable law from the Code for our principal executive officer, principal financial officer, principal accounting officer or controller, and our other executive officers and our Directors, on our website, www.nuvasive.com, within four business days following the date of the amendment or waiver.

In addition, we maintain an Integrity Hotline by which employees and third parties may report violations of the Code or seek guidance on business conduct matters. The Integrity Hotline is a third-party hosted service and has multi-lingual representatives available to take calls 24 hours a day, seven days a week.

Information about corporate governance at NuVasive, including our key governance documents, can be found in the “Governance” area of the “Investor Relations” section of our website (www.nuvasive.com):

✓ Corporate Governance Guidelines	✓ Charters of the Board Committees

✓ Code of Ethical Business Conduct	✓ Charter of the Lead Independent Director

Printed copies may be obtained upon request to our Investor Relations Department. Any stockholder may request copies of these materials in print, without charge, by contacting our Investor Relations Department at 858-909-1812.

Identification and Evaluation of Director Nominees

The Nominating Committee believes the Company is well served by its current Directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will re-nominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. From time to time, the Nominating Committee may also consider and evaluate potential new Director candidates who meet the criteria for selection as a Board nominee and have specific qualities or skills identified by the Board, and one or more of such candidates may be appointed as Directors as appropriate and in accordance with the Company’s organizational documents. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by members of the Nominating Committee. Candidates meriting serious consideration will also meet other members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the Nominating Committee should recommend to the Board that this candidate be appointed to fill a vacancy on the Board, or presented for approval of the stockholders, as appropriate.

In identifying and evaluating Director candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to ensure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market (“NASDAQ”), and that members of the Audit Committee meet the financial literacy and sophistication requirements under NASDAQ rules (including that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC). Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. Additionally, the Nominating Committee will consider diversity in personal and professional backgrounds and seeks diverse individuals, such as women and individuals from minority groups, to include in the pool of candidates for Board nomination; however, there is no formal policy with respect to diversity considerations in identifying Director nominees. Further, the Nominating Committee will assess whether a Director candidate satisfies the retirement age policy under our Corporate Governance Guidelines. The Company’s retirement age policy provides that a Director may not stand for re-election after age 72, but need not resign until the end of his or her term.

Over the course of the last year, our Board identified and recruited a new Director, Dr. DeFord, to bring additional skills and experience to the Board. As a result of our retirement age policy, Dr. Farrell and Mr. Howe will not be standing for re-election and are retiring as Directors immediately following the Annual Meeting. In anticipation of the retirement of Dr. Farrell and Mr. Howe, the Board engaged a director search firm to identify potential new Director candidates to succeed Dr. Farrell and Mr. Howe. The Nominating Committee oversaw the Director search process and, working with the director search firm, developed profiles for preferred skills and experience for potential Director candidates. The Nominating Committee first focused its search on a director candidate with prior technology and product development experience at a medical technology company and, after identifying and considering a number of candidates, recruited Dr. DeFord to join the Board. The Nominating Committee is continuing to assess the merits of recruiting an additional Director to join the Board. Upon the recommendation of the Nominating Committee, the Board approved the election of Dr. DeFord (elected in February 2018) to serve as a “Class II” Director until the 2018 Annual Meeting.

Vickie L. Capps and John A. DeFord, Ph.D. have been nominated for re-election to the Board at the Annual Meeting to serve as a “Class II” Director until 2021. The Nominating Committee and the Board believe that each of the Director nominees for election at the Annual Meeting brings a strong and unique set of qualifications, attributes and skills and provides the Board as a whole with an optimal balance of experience, leadership and competencies in areas of importance to our Company. Under “Proposal 1—Election of Directors,” we provide an overview of each Director nominee’s principal occupation, business experience and other directorships, together with other key attributes that we believe provide value to the Board, the Company and its stockholders.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a Director, the Nominating Committee will consider written proposals from stockholders for Director nominees. Any such nominations should be submitted to the Nominating Committee, care of the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected), and (b) all information required by the Company’s Bylaws (including the names and addresses of the stockholders making the nomination and the appropriate biographical information and a statement as to the qualification of the nominee). For more information, see the discussion under the caption “Additional Information.”

The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the Nominating Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Director Independence

Under our Corporate Governance Guidelines and NASDAQ rules, our Board is required to be comprised of a majority of independent Directors. The Nominating Committee evaluates our Directors’ compliance with NASDAQ rules regarding independence, as well as other factors, in making a recommendation to the Board as to whether Directors can be considered independent. Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions between a Director and the Company with dollar amounts above certain thresholds are required to be disclosed and preclude a finding by the Board that the Director is independent. In addition to transactions required to be disclosed under SEC and NASDAQ rules, the Board considered certain other relationships in making its independence determinations, and determined, in each case, that such other relationships did not impair the Director’s ability to exercise independent judgment on behalf of the Company. Based on the recommendation of the Nominating Committee, the Board has determined that the following Directors, comprising all of our non-employee Directors, are independent under the NASDAQ rules and our Corporate Governance Guidelines: Vickie L. Capps, John A. DeFord, Peter C. Farrell, Robert F. Friel, Lesley H. Howe, Leslie V. Norwalk, Michael D. O’Halleran, Donald J. Rosenberg, and Daniel J. Wolterman.

Board Leadership Structure

Mr. Lucier serves as our Chief Executive Officer and Chairman of the Board. The Board determined that Mr. Lucier’s service as Chief Executive Officer and Chairman of the Board is in the best interest of the Company and its stockholders. Mr. Lucier possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Although the Company believes that the combination of the Chairman and CEO roles is appropriate at this time based upon the current circumstances, the Company’s Corporate Governance Guidelines do not establish this approach as a policy. This combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s employees, investors, customers and suppliers, particularly during times of turbulent economic and industry conditions. This previously has been and should continue to be beneficial in driving a unified approach to core operating processes across a global organization that has experienced significant growth from year-to-year.

Our Board leadership structure also includes a Lead Independent Director. The Lead Independent Director is elected by a majority of the independent Directors for a renewable term of two years and presides at meetings of the non-employee and independent Directors, presides at all meetings of the Board at which the Chairman is not present and performs such other functions as the Board may direct, including advising the Chairman with respect to Board meeting agendas. The Lead Independent Director also has other authority and responsibilities that are described in the charter of the Lead Independent Director. The full text of the charter for the Lead Independent Director can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”. Mr. Howe currently serves as the Lead Independent Director. In accordance with our retirement age policy for Directors, Mr. Howe will not be standing for re-election and will retire as a Director immediately following the Annual Meeting. The Board has indicated that it intends to appoint Mr. Rosenberg as the Lead Independent Director to succeed Mr. Howe.

Each of the Directors other than Mr. Lucier is independent, and the Board believes that the independent Directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent Directors have regular executive sessions. Following an executive session of independent Directors, the independent Directors communicate with the Chairman directly regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent Directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined Chairman and Chief Executive Officer structure.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year, the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. However, in addition to the Board, the Committees of the Board consider the risks within their areas of responsibility. The Nominating Committee oversees the Company’s global risk assessment process, as well as the risks associated with regulatory affairs, quality assurance, corporate governance and ethics and compliance matters. The Audit Committee oversees the risks associated with accounting and reporting, internal accounting controls, auditing compliance and related matters. The Compensation Committee oversees the risks associated with the succession planning for key management positions. In addition, the Compensation Committee determines whether any compensation practices create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company.

The Board’s risk oversight function complements the Company’s leadership structure. The Company’s Chairman of the Board and Chief Executive Officer is able to promote open communication between management and Directors relating to risk as well as combine the operational focus of management with the risk oversight capabilities of the Board.

Executive Sessions

Executive sessions of independent non-employee Directors are held in connection with each regularly scheduled Board meeting and at other times as necessary, and are chaired by the Lead Independent Director. The Board’s policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent Directors, if any. The Committees of our Board also generally meet in executive session at the end of each Committee meeting.

Board and Committee Effectiveness

On an annual basis, the Board and each of its Committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Nominating Committee also oversees individual evaluations of Directors, the results of which are shared with such individual Director. The Board, Committee and individual Director evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Board and Committee Membership and Structure

Our Board has three standing Committees, comprised of the Audit Committee, the Compensation Committee and the Nominating Committee. Each Committee acts pursuant to a written charter, each of which can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”. Each Committee reviews its charter on an annual basis. In addition to the three standing Committees, the Board may approve from time to time the creation of special or ad hoc committees to assist the Board in carrying out its duties.

Director Attendance at Board and Committee meetings in 2017 and the 2017 Annual Meeting of Stockholders

The Board of Directors met eight times	The Nominating, Corporate Governance and Compliance Committee met four times

The Audit Committee met four times	The Compensation Committee met five times

Each Director attended at least 75% of the aggregate number of meetings of the Board and the Committees on which they served	While we do not have a formal attendance policy, all Directors serving on our Board at the 2017 Annual Meeting attended the meeting

Audit Committee.    The Audit Committee currently consists of Lesley H. Howe (Chair), Vickie L. Capps, Leslie V. Norwalk and Michael D. O’Halleran. In accordance with our retirement age policy for Directors, Mr. Howe will not be standing for re-election and will retire as a Director immediately following the Annual Meeting. The Board has indicated that it intends to appoint Ms. Capps as Chair of the Audit Committee to succeed Mr. Howe. The Board has determined that all members of the Audit Committee are independent Directors under NASDAQ rules and each of them is able to read and fundamentally understand financial statements. The Board has determined that Lesley H. Howe and Vickie L. Capps each qualify as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company, as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Audit Committee Report.”

Compensation Committee.    The Compensation Committee currently consists of Daniel J. Wolterman (Chair), Peter C. Farrell, Robert F. Friel, and Donald J. Rosenberg. The Board has determined that all members of the Compensation Committee are independent Directors under NASDAQ rules. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for senior executive officers, and establishes and reviews general policies relating to the compensation and benefits of our executive officers and Shareowners. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and approve compensation packages for our executive officers, and in the case of the Chief Executive Officer, make compensation recommendations to the Board for approval. In addition, the Compensation Committee determines whether any compensation policies create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Compensation Committee Report.”

Nominating, Corporate Governance and Compliance Committee.    The Nominating Committee currently consists of Peter C. Farrell (Chair), Vickie L. Capps, John A. DeFord, Leslie V. Norwalk and Donald J. Rosenberg. In accordance with our retirement age policy for Directors, Dr. Farrell will not be standing for re-election and will retire as a Director immediately following the Annual Meeting. The Board has indicated that it intends to appoint Ms. Norwalk as Chair of the Nominating Committee to succeed Dr. Farrell. The Board has determined that all members of the Nominating Committee are independent Directors under NASDAQ rules. The Nominating Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance matters. In 2017, as part of our continuing efforts to implement good governance practices, we expanded the responsibility of the Nominating Committee to include oversight of quality and regulatory matters, ethics and compliance matters and other related matters, including the Company’s policies, procedures and practices designed to ensure compliance with applicable laws and regulations related to federal healthcare program requirements; the Fraud and Abuse Laws and other medical device laws; the Foreign Corrupt Practices Act; the Anti-Kickback Statute and other anti-bribery and anti-corruption laws. The Nominating Committee is governed by a written charter approved by the Board.

EXECUTIVE OFFICERS

The name, age, position, and a brief account of the business experience of each of our executive officers as of March 13, 2018 (the Record Date for our Annual Meeting) is set forth below.

Name	Age	Position
Gregory T. Lucier	53	Chairman of the Board and Chief Executive Officer
Rajesh J. Asarpota	51	Executive Vice President and Chief Financial Officer
Carol A. Cox	53	Executive Vice President, External Affairs
Harry Skip Kiil	43	Executive Vice President, Global Commercial
Peter M. Leddy, Ph.D.	54	Executive Vice President, People and Culture
Matthew W. Link	43	Executive Vice President, Strategy, Technology and Corporate Development
Stephen Rozow III	49	Executive Vice President, Global Process Transformation
Joan B. Stafslien, Esq.	53	Executive Vice President, General Counsel and Corporate Secretary

Gregory T. Lucier

Gregory T. Lucier has served as our Chairman of the Board and Chief Executive Officer since March 2015. Mr. Lucier has been a member of our Board of Directors since December 2013.

Information regarding Mr. Lucier can be found above under the caption “Proposal 1 – Election of Directors — Nominees for Election of Directors and Directors Continuing in Office.”

Rajesh J. Asarpota

Bachelor of Commerce degree from the University of Bombay in Bombay, India M.B.A. from Marquette University in Milwaukee, WS

Rajesh J. Asarpota has served as our Executive Vice President and Chief Financial Officer since September 2017.

Mr. Asarpota has nearly 25 years of experience in financial and executive leadership roles across the healthcare industry. Mr. Asarpota began his career at General Electric, where from 1992 to 2004, he served in various finance roles, including key finance operating roles at GE Healthcare. From May 2004 to January 2014, Mr. Asarpota held a variety of senior finance roles at Life Technologies and its predecessor, Invitrogen, most recently as Vice President, Finance - Divisions, Operations, FP&A, Mergers & Acquisitions. Mr. Asarpota then joined Questcor Pharmaceuticals, a publicly-traded biopharmaceutical company, where he served as Senior Vice President, Chief Financial Officer and Principal Accounting Officer. Following the acquisition of Questcor Pharmaceuticals by Mallinckrodt in August 2014, Mr. Asarpota has held executive financial and operational roles at two private equity-backed companies, Cole-Parmer and Imaging Advantage. Mr. Asarpota served as Chief Financial Officer and Chief Operating Officer of Cole-Parmer, a global marketer, distributor and manufacturer of laboratory products, and most recently, he served as Chief Financial Officer of Imaging Advantage, a provider of radiology technology solutions.

Carol A. Cox

B.A. in Foreign Affairs from the University of Virginia Certificate in Investor Relations from The University of Connecticut School of Business

Carol A. Cox has served as the leader of NuVasive’s investor relations function since July 2014, and since August 2017, she has served as our Executive Vice President, External Affairs. Ms. Cox is responsible for leading NuVasive’s external communications efforts, which are inclusive of investor and public relations and government affairs, as well as the NuVasive Spine Foundation.

Ms. Cox served as NuVasive’s Executive Vice President, External Affairs and Corporate Marketing from November 2015 to August 2017, Executive Vice President, Strategy, Corporate Development and External Affairs from July 2015 to November 2015, and Executive Vice President, Corporate Affairs and Human Resources from July 2014 to July 2015. Ms. Cox has more than 20 years of senior level experience in cross-functional corporate roles in the healthcare sector. Ms. Cox joined NuVasive in July 2014 from Sanford-Burnham Medical Research Institute where she served as Senior Vice President, External Affairs, leading external and internal communications, philanthropy, marketing, government relations and efforts to elevate the Institute’s global recognition, since March 2014. Ms. Cox previously worked for Life Technologies, a global biotechnology company, from December 2011 until its acquisition by Thermo Fisher Scientific Inc. in February 2014, most recently as Senior Vice President of External Affairs and Corporate Communications, where she spearheaded global strategies to drive awareness of the company’s major initiatives, enhance its global brand, and maintain its corporate reputation across multiple stakeholder groups including shareholders, the media, government officials, customers and the communities. Prior to joining Life Technologies, Ms. Cox was Vice President of Investor Relations at CareFusion Corporation from June 2009 to November 2011. Prior to joining CareFusion, Ms. Cox was Senior Vice President for Global Corporate Communications and Investor Relations at Barr Pharmaceuticals, where her team received multiple awards from Institutional Investor magazine for outstanding performance.

Harry Skip Kiil

B.S. in Kinesiology from California State University, Fullerton M.B.A. from University of Michigan

Harry Skip Kiil has served as our Executive Vice President, Global Commercial since August 2017 and is responsible for NuVasive’s global commercial strategies, including broad efforts to integrate NuVasive’s sales and service organizations.

Mr. Kiil previously served as NuVasive’s Executive Vice President, International, from June 2017 to August 2017. Mr. Kiil has more than 15 years of experience as a global medical technologies and life sciences business leader. Mr. Kiil joined NuVasive from Alcon, a division of Novartis Corporation, where he most recently served as surgical head, Europe, Middle East, Africa and Russia. Prior to joining Alcon, Mr. Kiil spent more than 12 years with Stryker Corporation, most recently as vice president and general manager, Medical Surgical Group, based in London and Rome. In that capacity, he was responsible for commercial operations for six strategic business units, including Neuro Spine/ENT, Surgical Instruments, Endoscopy, Sports Medicine and General Surgery/Visualization. Previously, as a senior leader at Stryker, Mr. Kiil was general manager, MedSurg Japan, based in Tokyo. Prior to that, he had increasing corporate development, sales and marketing roles for Stryker in the United States.

Peter M. Leddy, Ph.D.

B.A. in Psychology from Creighton University M.S. and Ph.D. degrees in industrial/organizational psychology from the Illinois Institute of Technology

Peter M. Leddy, Ph.D. has served as the leader of NuVasive’s human resources function since July 2015, as our Executive Vice President, People and Culture since August 2017 and previously as our Executive Vice President, Global Human Resources, Integrations, Real Estate and Internal Communications from July 2015 to August 2017.

Peter M. Leddy, Ph.D. has served as the leader of NuVasive’s human resources function since July 2015, as our Executive Vice President, People and Culture since August 2017 and previously as our Executive Vice President, Global Human Resources, Integrations, Real Estate and Internal Communications from July 2015 to August 2017. Dr. Leddy also previously served as a member of NuVasive’s Board of Directors from 2011 to July 2015. Dr. Leddy’s success in driving business growth through the application of best-in-class, innovative human resource solutions has resulted in his leading several major employee and cultural transformation initiatives throughout his more than 30 year career. From 2005 to February 2014, Dr. Leddy served as Chief Human Resources Officer at Life Technologies, a leading, global biotechnology company. During his tenure at Life Technologies, Dr. Leddy developed a premier human resources function, aligning business strategy to business growth for 12,000 employees at over 80 sites worldwide. Prior to Life Technologies, Dr. Leddy held several senior management positions with Dell Incorporated, from 2000 to 2005, where he was responsible for leading global talent and human resources in the Americas. He has served as the Executive Vice President for Human Resources at Promus Hotel Corporation (Doubletree, Embassy Suites), implementing human resources strategies that drove operational excellence with 350 HR professionals in every level of the company. In addition, Dr. Leddy has held a variety of executive and human resource positions at PepsiCo. Dr. Leddy currently serves on the advisory board of the Heider College of Business at Creighton University.

Matthew W. Link

BSEd in Physical Education and Sports Medicine from the University of Virginia

Matthew W. Link has served as our Executive Vice President, Strategy, Technology and Corporate Development since August 2017 and is responsible for leading product and systems development, global marketing, surgeon education, clinical research and corporate development.

Mr. Link previously served as our President, U.S. Commercial from July 2015 to July 2017. Prior to that, he served as our President, U.S. Sales and Service from January 2015 to July 2015, Executive Vice President of U.S. Sales from January 2013 to January 2015 and Senior Vice President of Sales for the Company’s U.S. Eastern region from January 2012 to December 2012. Mr. Link joined NuVasive in 2006 and has more than 15 years in the healthcare industry serving in several regional sales positions with DePuy Orthopedics and DePuy Spine.

Stephen Rozow III

B.S. in Mechanical Engineering from Purdue University M.B.A. from the University of Notre Dame

Stephen Rozow III has served as our Executive Vice President, Global Process Transformation since August 2017 and is responsible for manufacturing, supply chain, information technology, regulatory affairs and quality assurance.

Prior to that, Mr. Rozow served as NuVasive’s Vice President, Global Operations since April 2015. Prior to joining NuVasive, from November 2012 to April 2015, Mr. Rozow was with Rauland-Borg, most recently serving as Executive Vice President and Chief Operating Officer. Before joining Rauland-Borg, Mr. Rozow spent over 20 years with Zimmer, Inc., including senior roles in global manufacturing and operations.

Joan B. Stafslien, Esq.

B.S. in Chemical Engineering from Northwestern University J.D. from University of Wisconsin Law School

Joan B. Stafslien, Esq. has served as our Executive Vice President, General Counsel and Corporate Secretary since October 2016 and is responsible for leading NuVasive’s legal function.

Most recently, Ms. Stafslien served as General Counsel and Corporate Secretary of CareFusion Corporation, where she led the legal team through the spin-off from Cardinal Health, Inc. in 2009 until its acquisition by Becton, Dickinson and Company in March 2015. Prior to that, Ms. Stafslien was the segment general counsel of Cardinal Health’s Clinical Technologies and Services from 2004 to 2009, joining Cardinal Health through the acquisition of Alaris Medical Systems in 2004, where she served as deputy general counsel and assistant secretary. Prior to joining Alaris, she was in private practice with Brobeck, Phleger & Harrison.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 13, 2018 (the Record Date for our Annual Meeting) (or such other date as provided below) by (a) each person known to the Company to beneficially own more than 5% of the outstanding shares of our common stock, (b) each Director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other Named Executive Officer, and (d) all Directors and executive officers as a group.

We determined beneficial ownership under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of March 13, 2018. For our Directors and executive officers, this includes shares subject to stock options, restricted stock units and/or performance restricted stock units that can be acquired (including as a result of expected vesting and/or delivery) within 60 days of March 13, 2018, which we refer to as presently vested equity. All percentages are based on 51,257,817 shares of our common stock outstanding as of March 13, 2018. Except as noted below, each holder has sole voting and investment power with respect to all shares listed as beneficially owned by that holder.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percent of Common Stock
Principal Stockholders
BlackRock, Inc. (2) 55 East 52nd Street, New York, NY 10055	5,430,528	10.6%
The Vanguard Group (3) 100 Vanguard Blvd., Malvern, PA 19355	4,353,978	8.5%
The Goldman Sachs Group, Inc. (4) 200 West Street, New York, NY 10282	2,872,372	5.6%
Champlain Investment Partners, LLC (5) 180 Battery St., Burlington, Vermont 05401	2,866,247	5.6%
Directors and Named Executive Officers
Vickie L. Capps (7)(8)	11,454	*
John A. DeFord, Ph.D.	563	*
Peter C. Farrell, Ph.D., AM (6)(8)	59,490	*
Robert F. Friel (7)(8)	10,915	*
Lesley H. Howe (6)(7)(8)	33,841	*
Gregory T. Lucier (8)	154,969	*
Leslie V. Norwalk, Esq. (7)(8)	17,138	*
Michael D. O’Halleran (7)	12,425	*
Donald J. Rosenberg, Esq. (7)(8)	10,915	*
Daniel J. Wolterman (7)(8)	11,826	*
Quentin S. Blackford (9)	1,722	*
Jason M. Hannon	—	—
Matthew W. Link (9)	99,403	*
Harry Skip Kiil	—	—
Rajesh Asarpota	—	—
Peter M. Leddy, Ph.D.	39,984	*
All Directors and executive officers as a group (19 persons) (10)	486,938	*

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 7475 Lusk Boulevard, San Diego, CA 92121.

(2)

Based solely upon Amendment No. 10 to a Schedule 13G filed on January 19, 2018, by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. has sole voting power with respect to 5,327,574 shares and sole dispositive power with respect to 5,430,528 shares.

(3)

Based solely upon Amendment No. 6 to a Schedule 13G filed on February 9, 2018 by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 4,353,978 shares, and has sole voting power with respect to 98,851 shares, shared voting power with respect to 5,875 shares, sole dispositive power with respect to 4,353,978 shares, and shared dispositive power with respect to 100,488 shares.

(4)

Based solely upon Amendment No. 1 to a Schedule 13G filed on February 9, 2018 by The Goldman Sachs Group, Inc. (“Goldman”). According to the Schedule 13G, Goldman is the beneficial owner of 2,872,372 shares and has shared voting power with respect 2,870,372 shares and shared dispositive power with respect to 2,872,372 shares.

(5)

Based solely upon a Schedule 13G filed on February 13, 2018, by Champlain Investment Partners, LLC (“Champlain”). According to the Schedule 13G, Champlain is the beneficial owner of 2,866,247 shares and has sole voting power with respect 2,271,490 shares and sole dispositive power with respect to 2,866,247 shares.

(6)	Includes presently vested equity (stock options) for the listed Director, as follows: Dr. Farrell – 24,000 shares; and Mr. Howe – 6,000 shares.

(7)

Includes presently vested equity (restricted stock units) for each listed Director, as follows: Ms. Capps – 2,130, shares; Dr. DeFord – 563; Dr. Farrell – 2,130 shares; Mr. Friel – 2,130 shares; Mr. Howe – 2,130 shares; Ms. Norwalk – 2,130 shares; Mr. O’Halleran – 2,130 shares; Mr. Rosenberg – 2,130 shares; and Mr. Wolterman – 2,130 shares.

(8)

Includes vested restricted stock units for which delivery has been deferred by the listed Director and Named Executive Officer, as follows: Ms. Capps – 9,324 shares; Dr. Farrell – 14,714 shares; Mr. Friel – 8,785 shares; Mr. Howe – 14,714 shares; Dr. Leddy – 25,892; Mr. Lucier – 13,453 shares; Ms. Norwalk – 15,008 shares; Mr. Rosenberg – 2,822 shares; and Mr. Wolterman – 9,696 shares.

(9)	Includes presently vested equity (stock options) for the listed Named Executive Officers, as follows: Mr. Link – 13,260 shares.

(10)

Includes presently vested equity for all Directors and executive officers as a group with respect to an aggregate of 60,863 shares of common stock. Includes vested restricted stock units for which delivery has been deferred by all Directors and executive officers as a group with respect to an aggregate of 114,408 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s Directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on the Company’s review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations to the Company by such reporting persons, the Company believes that during the fiscal year ended December 31, 2017, all such SEC filing requirements were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that the Audit Committee approve or ratify transactions involving Directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any Director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in the Company’s Audit Committee charter.

In the last fiscal year, there has not been nor are there any currently proposed transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any Director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm (the “independent auditor”) to audit our financial statements for the fiscal year ending December 31, 2018. At the Annual Meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent auditor because we value our stockholders’ views on the Company’s independent auditor, even though the ratification is not required by our Bylaws or otherwise. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Vote Required and Board Recommendation

Ratification of the appointment of Ernst & Young LLP as our independent auditor requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Principal Accountant Fees and Services

The following table presents the fees for professional audit services rendered by Ernst & Young LLP and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2017 and 2016. All fees paid to Ernst & Young LLP for the periods presented were pre-approved by the Audit Committee.

	Fiscal Year 2017	Fiscal Year 2016
Audit Fees (1)	$1,702,598	$2,115,495
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$30,126	$136,250
All Other Fees (4)	$2,000	$4,500
Total	$1,734,724	$2,256,245

(1)

Audit fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, review of SEC registration statements on Form S-8, and audit services provided in connection with other regulatory filings.

(2)

Audit Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements but not listed as “Audit Fees”, including due diligence services related to potential acquisitions.

(3)	Tax Fees consist of fees incurred related to tax compliance services and consultation services on various domestic and international tax matters.

(4)	Includes amounts billed for annual subscriptions to Ernst & Young’s online resource library and online document repository.

Audit Committee Report

Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the services and related fees of the independent registered public accounting firm. The Audit Committee currently consists of four members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the fiscal year ended December 31, 2017.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Audit Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Audit Committee with, and the Audit Committee reviews, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s 2017 Annual Report filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the Company’s 2017 Annual Report.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to one year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2017 and 2016.

In this context and in connection with the audited financial statements contained in the Company’s 2017 Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2017 with the Company’s management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP the matters required to be discussed under Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB;

•

received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent accountant its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence; and

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2017 Annual Report filed with the SEC.

The Audit Committee met four times in 2017.

This report for 2017 is provided by the undersigned members of the Audit Committee of the Board.

Lesley H. Howe (Chairperson)

Vickie L. Capps

Leslie V. Norwalk

Michael D. O’Halleran

The preceding “Audit Committee Report” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

PROPOSAL 3 — ADVISORY VOTE ON COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

OUR BOARD RECOMMENDS YOU VOTE “FOR” OUR ANNUAL “SAY-ON-PAY” PROPOSAL

At the Annual Meeting, our stockholders will be asked to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (“NEOs”) as part of our annual “say-on-pay” proposal. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executive talent who will drive the creation of sustainable long-term value for stockholders.

•

Our executive compensation programs are designed so that a significant portion of pay is variable or “at risk” and to link the realized value of compensation with Company performance and the returns delivered to stockholders.

•

We require executives to maintain a significant level of equity ownership in NuVasive and provide a meaningful portion of our executives’ total compensation in the form of equity-based, long-term incentives, further driving the link between stockholder value and executive compensation.

•

We regularly monitor our executive compensation programs to ensure best practices against corporate governance standards as well as competitiveness against pay programs at companies in our industry of similar size and complexity.

As further discussed in the Compensation Discussion and Analysis section, the Compensation Committee and the Board highly value the opinions of our stockholders and, in a continuing effort to better understand their views regarding executive compensation practices, the Company continued its stockholder outreach in 2017 and 2018. This outreach included communication prior to the Annual Meeting with investors representing approximately 70% of the shares outstanding, as well as follow-up conversations with all that expressed interest. These outreach efforts continue to enable the Company to strengthen its executive compensation program.

The vote on our “say-on-pay” proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the disclosure rules of the Securities and Exchange Commission. Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. In addition, your vote will not create or imply any additional fiduciary duty on the part of the Board and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee values the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions.

Vote Required and Board Recommendation

Approval of the non-binding advisory vote on the compensation of the Company’s NEOs requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution. Because broker non-votes are not counted as votes “FOR” or “AGAINST” this resolution, they will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL (ON A NON-BINDING ADVISORY BASIS) OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis details NuVasive’s executive compensation philosophy and programs, the decisions made by the Compensation Committee (for purposes of this Compensation Discussion and Analysis, the “Committee”) under those programs, and the factors considered in making those decisions for the Company’s Named Executive Officers (the “NEOs”) in 2017.

Executive Summary

Despite an unexpected slowdown in the U.S. spine market and other business challenges in fiscal year 2017, NuVasive increased global revenue by 7% compared to 2016 (to $1.03 billion) and improved non-GAAP Operating Margin by 50-basis points compared to 2016 (to 16.6%). Nonetheless, our executive compensation program, which emphasizes pay-for-performance and has stretch goals, had the following outcomes:

•

Annual cash incentive awards were earned at an average of 61% of target, primarily due to failure to achieve the challenging internal performance metrics established for revenue and non-GAAP Operating Margin;

•	The value of the 2017 compensation for the CEO decreased by 19% compared to target, based on the 2017 actual bonus payment and our closing stock price of $58.49 on December 31, 2017;

•

The value of the 2017 compensation for other named executive officers decreased by 23% on average compared to target, based on the 2017 actual bonus payments, vesting of 2017 Performance Awards and our closing stock price of $58.49 on December 31, 2017;

•

100% of the performance restricted stock units (“PRSUs”) granted to our NEOs in February 2015 will pay out at zero and be forfeited, due to failure to achieve the goal for total stockholder return (“TSR”) for the three year period 2015-2017 relative to the Dow Jones Medical Device Index; and

•	100% of the PRSUs granted to Messrs. Link and Kiil in August 2017 will pay out at zero and be forfeited, due to failure to achieve the goal for revenue for the second half of fiscal year 2017.

In addition, the CEO recommended to the Committee that his 2018 annual long-term incentive (“LTI”) award grant value be reduced by $1,000,000 (from $5,100,000 to $4,100,000) in order to fund larger LTI grant values to other Company Shareowners (our employees). The Board approved the CEO’s 2018 LTI grant value of $4,100,000, which reflects a reduction of $1,000,000 from 2017.

2017 Business Highlights. While 2017 was a challenging year for NuVasive, we made progress against our financial goals and took market share, resulting in increased global revenue and expanded profitability in fiscal year 2017. Results were driven by the continued adoption of our innovative and integrated spinal systems, strong international sales growth and disciplined execution of our strategic plan.

•

Delivering Financial Results: We generated global revenue of $1.03 billion in fiscal year 2017, up 7% over 2016, including revenue from our International business (which includes Puerto Rico) of $186 million in fiscal year 2017, representing the fifth sequential quarter of greater than 20% growth. We improved our non-GAAP Operating Margin to 16.6% in fiscal year 2017, a 50-basis point improvement over 2016 (a reconciliation of certain non-GAAP financial measures is provided in the Appendix).

•

Launching Innovative Solutions: We brought a record number of 18 innovative and comprehensive spine solutions to market in 2017, including (i) the commercial launch of the LessRay® software technology system, (ii) the launch of the new RELINE® Trauma portfolio, (iii) expansion of our flagship Lateral Procedural Solutions portfolio, and (iv) the further build out our interbody portfolio with the full launch of our TLX and MLX expandable cages.

•

Executing on Strategic Acquisitions: We continued to execute against our strategy to acquire unique and innovative assets with the acquisitions of Vertera Spine (closed in September 2017), which positions NuVasive as the only medical device company to offer porous spine implant technology across both PEEK and titanium materials, and SafePassage (closed in January 2018), which adds further scale to our differentiated clinical services business.

•

Driving Operational Efficiencies: We continued to invest in our future by bringing on-line our state-of-the-art 180,000 ft2 manufacturing facility in West Carrollton, Ohio, including hiring and training over 200 new employees. Over time, we anticipate nearly 100% of our spine implant portfolio to be self-manufactured, providing us greater control over operations and driving increased efficiencies.

•

Optimizing Capital Structure: We optimized our capital structure to support future investment by: (i) amending and restating our existing credit agreement to increase our borrowing capacity from $150 million to $500 million; and (ii) refinancing our convertible notes due in 2017 with a new issuance of convertible notes, which allowed us to extend the maturity at a lower interest rate. In addition, in October 2017, our Board authorized a share repurchase program for the purchase of up to $100 million of the Company’s common stock over a three-year period.

And while our TSR was disappointing in 2017, our stock price has increased 278% in the last 5 years – an increase higher than the average of the companies in our 2017 Proxy Peer Group and the companies in the Dow Jones Medical Device Index and the S&P 500 Index over the same period.

For more information about our financial and business performance in 2017, please see “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2017.

2017 Executive Compensation Highlights. NuVasive’s executive compensation program emphasizes pay-for-performance and places a significant portion of target total annual direct compensation in the form of variable incentives designed to motivate our NEOs to achieve overall Company goals, specific business goals and individual performance goals.

NEOs for 2017 include our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving as executive officers on December 31, 2017. Also, in accordance with SEC rules, we included Quentin S. Blackford based on his role as Chief Financial Officer through August 25, 2017 and Jason M. Hannon based on both his role as President and Chief Operating Officer through August 1, 2017 and his 2017 compensation.

Named Executive Officer	Title
Gregory T. Lucier	Chairman of the Board and Chief Executive Officer
Rajesh J. Asarpota	Executive Vice President and Chief Financial Officer
Harry Skip Kiil	Executive Vice President, Global Commercial
Matthew W. Link	Executive Vice President, Strategy, Technology and Corporate Development
Peter M. Leddy, Ph.D.	Executive Vice President, People and Culture
Quentin S. Blackford	Former Executive Vice President and Chief Financial Officer (through August 25, 2017)
Jason M. Hannon	Former President and Chief Operating Officer (through August 1, 2017)

Our 2017 NEO pay was aligned with performance. The compensation awarded to our NEOs for 2017 reflected the foregoing financial and operational results and the Committee’s pay-for-performance compensation philosophy.

Compensation Component	Link to Business Strategy	2017 Compensation Actions
Base Salary (Page 37)	• Competitive base salaries help attract, motivate and retain executive talent. • Increases are not automatic or guaranteed, which promote a performance culture.

Merit based increases ranging from 2.6% – 6.25% were approved for 2017.

Additionally, Messrs. Kiil and Link received base salary increases of 2% and 5%, respectively, to recognize their role change and promotion.

Annual Incentives (Page 37)

• Annual bonus pool funded based on overall company performance.

• Metrics and targets are evaluated each year to ensure alignment with business strategy.

• Differentiating award values based on individual performance assists in motivation of key talent.

Annual cash incentive awards were earned below target (at an average of 61% of target), primarily due to failure to achieve the challenging Company performance metrics established for revenue and non-GAAP Operating Margin.

Compensation Component	Link to Business Strategy	2017 Compensation Actions
Long-Term Incentives (Page 37)

• Award mix and performance metrics are reviewed annually for strategy alignment.

¡   consistent with our strategy to drive long-term stockholder value, our 2017 long-term incentive (“LTI”) program focuses on revenue, non-GAAP operating margin and relative TSR.

¡   consistent with our strategy to manage burn rate and dilution, our 2017 LTI program was delivered to executives in a mix of restricted stock units (“RSUs”), PRSUs and performance cash awards.

• Differentiating award values based on individual performance/potential, as well as overlapping vesting periods, assists in motivation and retention of key talent.

2017 annual and new Hire LTI awards will vest in 2020 based on performance and service criteria.

2015 Annual LTI Award Vesting:

• 100% of the PRSUs granted in February 2015 will be forfeited, due to failure to achieve the 2015-2017 TSR goal relative to the Dow Jones Medical Device Index.

• 100% of the performance cash awards granted in 2015 will vest at 100% target due to achievement of the 2017 Non-GAAP Operating Margin goal.

2017 Promotion / Role Change LTI Award Vesting:

• 100% of the PRSUs granted to Messrs. Link and Kiil in August 2017 will be forfeited, due to failure to achieve the revenue goal for the second half of fiscal year 2017.

Summary of 2017 NEO Compensation:    After considering the Company’s business and operating performance as well as individual accomplishments, including changes in roles and responsibilities, the Committee took compensation actions set forth in the tables below. To illustrate the pay-for-performance alignment of our compensation program, we have included a table with 2017 target compensation and a table with updated compensation values as of December 31, 2017.

2017 Target Compensation

Name, Position	2017 Annual Base Salary Rate	2017 Annual Bonus Target Payout	2017 Annual LTI Award (1)	2017 New Hire / Role Change Award (1)	2017 Total Direct Compensation (5)
Gregory T. Lucier, Chairman and CEO	$850,000	$1,275,000	$5,100,000	-	$7,225,000
Rajesh J. Asarpota (2), EVP and CFO	$460,000	$137,244	-	$1,000,000	$1,597,244
Harry Skip Kiil (3), EVP, Global Commercial	$475,000	$427,500	-	$1,500,000	$2,402,500
Matthew W. Link (4), EVP, Strategy, Technology and Corporate Development	$500,000	$450,000	$1,200,000	$500,000	$2,650,000
Peter M. Leddy, Ph.D. EVP, People and Culture	$465,000	$418,500	$1,200,000	-	$2,083,500

(1)

The long-term incentive (“LTI”) grant values represent the economic value on the date of grant (where the economic value on the date of grant equals the target number of shares multiplied by the closing stock price on the date of grant), and for performance-based awards, assumes a payout at target. They do not reflect the accounting value under FASB ASC Topic 718, which may differ. The LTI grant values computed in accordance with the FASB ASC Topic 718 can be found in the Summary Compensation Table.

(2)

For Mr. Asarpota, who was hired on September 1, 2017, annual bonus target payout reflects annual target of $414,000 pro-rated based on his service period during 2017 for target value of $137,244. New hire / role change award reflects (i) a new hire RSU award with grant value of $700,000 subject to cliff vesting on September 1, 2020; and (ii) a new hire cash performance bonus up to $300,000 subject to successful achievement of 2017 revenue and non-GAAP Operating Margin goals.

(3)

For Mr. Kiil, who was hired on June 1, 2017, new hire / role change award reflects (i) a new hire RSU award with grant value of $400,000 subject to cliff vesting on June 1, 2020 and (ii) new hire cash bonuses totaling $800,000 that are payable in 3 installments. It also reflects a PRSU award granted in connection with his role change to EVP, Global Commercial, based on global revenue for the second half of fiscal year 2017 with a grant date value of $300,000 which will not vest because the performance condition was not satisfied.

(4)

For Mr. Link, who was promoted to EVP, Strategy, Technology and Corporate Development, new hire / role change award reflects a PRSU award based on global revenue for the second half of fiscal year 2017 with a grant date value of $500,000, which will not vest because the performance condition was not satisfied.

(5)	Reflects the sum of the amounts set forth in the columns above.

2017 Compensation (values updated as of December 31, 2017)

Name, Position	2017 Annual Base Salary Rate	2017 Annual Bonus Actual Payout	2017 Annual LTI Award (1)	2017 New Hire / Role Change Award (1)	2017 Total Direct Compensation (2)	% Change
Gregory T. Lucier, Chairman and CEO	$850,000	$777,750	$4,231,260	-	$5,859,010	- 19%
Rajesh J. Asarpota (3), EVP and CFO	$460,000	$83,719	-	$840,545	$1,384,264	- 13%
Harry Skip Kiil (4), EVP, Global Commercial	$475,000	$260,775	-	$1,104,616	$1,840,391	- 23%
Matthew W. Link (5), EVP, Strategy, Technology and Corporate Development	$500,000	$274,500	$995,680	$0	$1,770,180	- 33%
Peter M. Leddy, Ph.D. EVP, People and Culture	$465,000	$255,285	$995,680	-	$1,715,965	- 18%

(1)

The LTI grant values represent the economic value on December 31, 2017 (where the economic value equals the target number of shares multiplied by the closing stock price of $58.49 on December 31, 2017), and for performance-based awards, assumes a payout at target unless actual performance is known. They do not reflect the accounting value under FASB ASC Topic 718, which may differ.

(2)	Reflects the sum of the amounts set forth in the columns above.

(3)

For Mr. Asarpota, who was hired on September 1, 2017, new hire / role change award reflects (i) a new hire RSU award with economic value on December 31, 2017 of $657,545; and (ii) a new hire cash performance bonus of $183,000 based on achievement of 2017 revenue and non-GAAP Operating Margin goals.

(4)

For Mr. Kiil, who was hired on June 1, 2017, new hire / role change award reflects (i) a new hire RSU award with economic value of $304,616 on December 31, 2017 and (ii) new hire cash bonuses totaling $800,000 that are payable in 3 installments. It also reflects $0 for the PRSU award granted in connection with his role change to EVP, Global Commercial, which did not vest because the performance condition related to revenue for the second half of fiscal year 2017 was not satisfied.

(5)

For Mr. Link, new hire / role change reflects $0 for the PRSU award granted in connection with his promotion to EVP, Strategy, Technology and Corporate Development, which did not vest because the performance condition related to revenue for the second half of fiscal year 2017 was not satisfied.

The charts below illustrate the mix of target total annual direct compensation for the CEO and other NEOs for 2017. As illustrated below, 88% of the CEO’s target total annual direct compensation and 76% of other NEOs’ target total annual direct compensation is variable with performance, including stock price performance.

For more information about the 2017 compensation decisions and the factors considered in making these decisions, please see pages 40-45.

Say on Pay Results and Stockholder Engagement. The Committee and the Board carefully consider stockholder feedback regarding executive compensation. Our senior management team, including our Chairman and CEO, regularly interact with stockholders throughout the year on a number of matters, including executive compensation. Through these and other outreach efforts, we can:

•	better understand our stockholders’ concerns and interests on executive compensation and governance related issues;

•	provide enhanced transparency on the evolution of our compensation program; and

•	gather stockholder feedback and convey the stockholder opinions and commentary directly to the Committee and the rest of the Board.

At the 2017 Annual Meeting of Stockholders, the advisory vote on the 2016 compensation of our NEOs (the “say-on-pay” vote) received 91% approval from our stockholders. Based on our stockholder outreach efforts, we believe this significant support reflects that stockholders are pleased with the core design features of the Company’s executive compensation program. Leading up to the Annual Meeting, we communicated with stockholders representing approximately 70% of the shares outstanding and held follow-up conversations with all that expressed interest.

Aligned with the feedback received from stockholders, the Committee retained the core design features in 2017 and implemented additional enhancements that built upon the Company’s executive compensation and governance framework, including:

✓

We incorporated financial metrics into the 2017 LTI award design that drive our strategy by using 3-year revenue and 3-year non-GAAP Operating Margin as core performance metrics, with a relative TSR modifier.

✓

We implemented a new review and approval process for CEO compensation so the Board would have the ultimate responsibility and decision-making authority over all aspects of CEO compensation (as compared to the Committee in previous years).

✓	We amended our insider trading policy to, among other things, prohibit pledging of NuVasive securities in all circumstances.

These actions demonstrate the commitment to stockholders’ views and the Committee’s commitment to take stockholder feedback into account when reviewing the executive compensation program. In addition, our stockholders expressed satisfaction with the following components of our compensation program:

✓	Focus on revenue growth and operating margin expansion as well as the robust target goal setting

✓	Use of at least 50% performance-based long-term incentives

✓	Responsible share usage and dilution

✓	The new hire compensation package for the CEO (in 2015) was highly performance-based

Finally, our stockholders were complimentary of the linkage between the compensation program, financial and stock price performance, and the Company’s long-term business strategy.

Executive Compensation Philosophy and Objectives

Compensation Philosophy. The Company’s executive compensation program is designed to promote long-term stockholder value creation and support its long-term strategy by:

•	Profitably growing the business and prudently managing risk, while retaining key talent;

•	Aligning a significant portion of our NEOs’ targeted compensation to performance-based compensation; and

•	Appropriately aligning pay with short and long-term Company performance.

The deep leadership expertise of each NEO makes our NEOs highly valuable to many of our competitors, further making their retention a key priority. Many of our competitors in the spine industry are divisions of much larger companies, which creates a highly competitive market for compensating executive talent. Our NEO compensation must motivate strong performance and optimize stockholder returns. For these reasons, the Committee believes NEO compensation should be set at competitive levels to retain a valuable team and attract talent.

Strong Executive Compensation Governance Practices. The Committee regularly reviews best practices in governance and executive compensation. The following summarizes executive compensation practices that the Committee believes (i) drive Company performance, and (ii) serve our stockholders’ long-term interests:

•	Review feedback from stockholder outreach (pages 35-36)

•	Review Pay-for-Performance analysis (pages 38-39)

•	Utilize an independent compensation consulting firm to facilitate pay assessments and review best practices (page 39)

•	Utilize an independent consulting firm to facilitate CEO performance evaluation process (page 39)

•	Review competitive compensation market data (pages 39-40)

•	Review tally sheets when making executive compensation decisions (page 40)

•	Provide limited perquisites with sound business rationale (page 46-47)

•	Administer stock ownership guidelines to align interests with our stockholders (pages 47-48)

•	Provide for clawback of incentive compensation in the event of a material restatement of financials (page 48)

•	Require executive officers and Directors to obtain approval prior to executing transactions in Company securities transactions (page 48)

•	Prohibit pledging of Company stock, hedging transactions and short sales by executive officers and Directors (page 48)

•	Provide reasonable post-employment / “double trigger” change in control provisions (pages 50-51)

Primary Elements of the Company’s Executive Compensation Program

The target total compensation opportunity for NEOs is comprised of both fixed (base salary) and variable (annual and long-term incentives) compensation. In addition, each NEO is eligible for benefits that are generally offered to Company Shareowners.

Base Salary. Base salary for NEOs recognize the experience, skills, knowledge and responsibilities required of each executive. Each year, base salary is evaluated against the peer group, general competitive practices, and an internal assessment of the NEO performance, both individually and relative to other officers. For newly hired executive officers, the Committee considers industry and other competitive hiring factors. The Committee reviews base salary once a year and may adjust each NEO’s salary to reflect changes of responsibility, performance, and competitive conditions. The Committee does not apply specific formulae to determine changes. If adjustments are made, they are typically made effective with the first pay period in March of each year.

Annual Performance Bonus Plan. NEOs participate in an annual cash bonus plan intended to provide a financial incentive based on the achievement of specifically defined annual performance measures, including both Company-specific measures and individual performance measures. The Committee establishes an individual target bonus opportunity for each NEO expressed as a percentage of base salary. Target bonus percentages are established at the beginning of the fiscal year (or upon hiring for new hires) based on a review of:

•	Competitive market data for both target bonus opportunity and target total cash opportunity;

•	The role of each executive, including ability to impact the Company’s overall performance; and

•	The Committee’s assessment of internal pay equity among executives.

The Committee may adjust each NEO’s target bonus opportunity during the year to reflect promotions or changes in level of responsibility, performance-based factors, and competitive conditions. The Committee evaluates the performance measures and targets related to the annual performance bonus plan each year to ensure they align with the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value.

Annual Long-Term Incentive Awards (LTI). LTI awards to our NEOs include grants of restricted stock units (RSUs), performance restricted stock units (PRSUs) and performance cash awards. RSUs and PRSUs enable our NEOs to participate in the long-term appreciation of our stockholder value, while feeling invested in the business. Furthermore, LTI awards assist with retention since the awards are subject to vesting related to an individual’s continued employment.

In determining each NEO’s grant of LTI awards, the Committee considers:

•	Company performance;

•	Individual past performance and future potential;

•	Competitive pay practices; and an

•	Evaluation of the sufficiency of the unvested LTI awards held by NEOs.

It is the Committee’s aim to provide significant levels of LTI compensation to NEOs as the Committee feels it is important to the Company’s long-term growth prospects to retain the Company’s executive management team.

Relationship Between Pay and Performance. The Committee monitors its pay-for-performance commitment by annually testing the alignment between pay and performance. In November 2017, the Committee reviewed the relationship between CEO “realizable pay” (defined below) and Company performance over Fiscal Year 2016 (1-Year CEO Realizable Pay) and Fiscal Year 2014 through Fiscal Year 2016 (3-Year CEO Realizable Pay), which was the period that both compensation and performance data was readily available for our peer group. The analysis compared our CEO’s realizable pay with corporate performance versus those of peer group companies during the respective period.

For this analysis, realizable pay is defined as:

•	Aggregate salary plus

•	Aggregate bonuses paid plus

•

“Realizable gains” of LTI awards granted in the relevant periods. Such “realizable gains” include in-the-money gains on stock options, the value of full-value shares (which includes the value of earned performance shares for performance periods that both began and ended in the relevant periods), and the target value of any performance shares with yet-to-be concluded performance periods.

The Company believes that realizable pay is a more relevant measure for analyzing pay-for-performance than grant date or target compensation. Realizable pay focuses on the actual value of earned pay rather than pay opportunity by analyzing stock prices as of the most recent fiscal year end and actual payouts from short- and long-term incentives to provide an estimate of the actual compensation that executives realized during the period.

Performance of the respective company reflects sales growth, EPS growth, EBITDA growth and total stockholder return over each performance period with each metric being weighted equally and then ranked in order to form an overall performance percentile ranking of the companies. Certain peers may be excluded if their complete data is not available.

As illustrated in the charts below, NuVasive’s pay-for-performance is in the target zone, with the area between the gray lines representing the alignment between pay and performance.

For Fiscal Year 2016 (1-Year CEO Realizable Pay), realizable pay for our CEO ranked in the 71st percentile of the peer group used for 2017 compensation benchmarking, and our overall performance ranked in the 57th percentile. For Fiscal Year 2014 through Fiscal Year 2016 (3-Year CEO Realizable

Pay), realizable pay for our CEO ranked in the 86th percentile of the peer group used for 2017 compensation benchmarking, and our overall performance ranked in the 100th percentile. Based on this analysis, the Committee is satisfied with the alignment of realizable pay for our CEO with the performance of the Company during the period reviewed. The Committee expects to continue to periodically review the alignment of pay and performance.

Process for Determining Named Executive Officer Compensation

With the exception of compensation actions for the CEO, which require full Board approval, the Committee is ultimately responsible for decisions relating to compensation for our NEOs. In making its decisions, the Committee considers recommendations from, and discusses decisions with, its external consultant and the management team.

Role of the Committee. The Committee has the ultimate responsibility and decision-making authority over all aspects of the executive compensation programs for our NEOs, other than the CEO as described above. The Committee seeks advice from its independent compensation consultant to assist in the assessment of executive pay elements in order to ensure that they are reasonable, aligned with stockholder interests, meet our key priorities, and are competitive. Additionally, the Committee takes into account guidance from our investor base and recommendations of the CEO referenced below. For a more detailed description of the Committee’s duties and responsibilities, please refer to the Committee Charter, which can be found under the Governance section of the Company’s Investor Relations website at www.nuvasive.com.

Role of Management. The Committee has full access to the management team for assessing and taking action on executive compensation matters. The CEO works closely with the management team to develop management’s recommendations on the alignment of compensation with business strategy. The CEO does not make recommendations nor participate in Committee deliberations on matters regarding his or her own compensation. While the Committee considers input from the CEO and management in making compensation decisions, its decisions may or may not reflect management’s recommendations.

Role of Consultants. The Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to advise the Committee on its executive and non-employee Director compensation practices during 2017. The independent compensation consultant reports directly to the Committee and provides advice on program design, performs data and information analyses, and keeps the Committee apprised of changing trends and regulatory requirements in the executive pay arena. Representatives from FW Cook attended all Committee meetings during 2017. Additionally, the Committee engaged FW Cook to facilitate the CEO’s performance assessment for 2017. The Committee believes utilizing an independent consulting firm to facilitate the process is consistent with best practices and will yield an objective, robust CEO evaluation. In 2017, the Committee concluded that the engagement of FW Cook raised no conflict of interest under applicable SEC and NASDAQ rules that would prevent FW Cook from independently providing services to the Committee.

Competitive Market Data. The Committee considers each element of compensation separately and the total compensation package as a whole to determine whether compensation is consistent with the Committee’s compensation policies, is aligned with Company performance, and is competitive. The Committee considers peer group data, as well as published survey data. While the Committee considers this data in setting executive compensation, the Committee does not solely rely upon benchmarking in relation to a specific peer group. The Committee considers multiple factors in making individual pay decisions, including the peer group and published survey sources. This allows the Committee flexibility in determining the overall compensation (as opposed to being locked into a particular data set and/or percentile target).

Peer Group. The Committee performs an annual assessment of the peer group for compensation benchmarking. In July 2016, the Committee reviewed our 2016 peer group to determine whether the companies included were appropriate for 2017. Criteria included size (based on revenue and market capitalization), industry, peer groups as listed by proxy advisors and available compensation data. As a result of this review, the Committee determined to remove two companies: (i) Thoratec (acquired by St. Jude Medical in October 2015) and (ii) Sirona Dental Systems (merged with DENTSPLY International in February 2016). Additionally, the peer group was updated to reflect that Greatbatch, Inc. changed its name to Integer Holdings Corporation in June 2016 and Wright Medical Group, Inc. merged with Tornier NV in October 2015 and was renamed Wright Medical Group, NV. No other changes were made for 2017, resulting in a peer group of 15 companies, as set forth below (our “2017 Peer Group”):

2017 Peer Group

• Align Technology, Inc.	• Illumina, Inc.	• ResMed, Inc.

• CONMED Corporation	• Integer Holdings Corp	• STERIS Plc

• Globus Medical, Inc.	• Integra LifeSciences Holdlings Corp	• Stryker Corporation

• Haemonetics Corporation	• Intuitive Surgical, Inc.	• Wright Medical Group, NV

• IDEXX Laboratories, Inc.	• Masimo Corporation	• Zimmer Biomet Holdings, Inc.

The 2017 Peer Group reflects primarily medical device companies with comparable revenue and market capitalization. When the Committee determined the 2017 Peer Group in July 2016, all but four companies (Illumina, Intuitive Surgical, Stryker and Zimmer Biomet) met the peer group size constraints that a well-known proxy advisory firm has established, with revenues between 0.4 to 2.5 times that of NuVasive and market capitalization between 0.25 and 4.0 times that of NuVasive. While Illumina (a local, San Diego headquartered biotechnology company), Intuitive Surgical (a manufacturer of minimally invasive surgical robotics), Stryker (a medical technology company) and Zimmer Biomet (an orthopedic products company) each have revenues and/or market capitalizations in excess of these size constraints, we compete with these companies for talent. Additionally, we compete directly with the spine divisions of Stryker and Zimmer Biomet, and we often find ourselves in competition with these companies for the recruitment and retention of top talent. As part of the annual peer group review process, the Committee reviewed the peer group again in July 2017 to establish the peer group for 2018 compensation benchmarking, and no changes were made for 2018.

Additional Published Survey Sources. As noted above, the Committee does not rely upon a stated benchmarking percentile in relation to this specific peer group alone, but rather relies upon varied sources of data and other factors in making individual pay decisions. In order to supplement market data gathered from publicly disclosed filings of our specific peer group, the Committee also considers market information from the Radford Global Technology published compensation survey, which is reflective of the market in which we compete for talent. The identity of the companies comprising the survey data is not disclosed to, or considered by, the Committee in its decision-making process and the Committee does not consider the identity of the companies comprising the survey data to be material for this purpose.

Determining Executive Compensation for 2017

For 2017, the Committee (and the Board in the case of the CEO) considered market pay-related data and other factors such as Company performance, individual goals and objectives, realizable pay data, and a multi-year look-back of total compensation, including annual cash compensation, LTI awards granted and earned, and benefits and perquisites.

Executive goals and objectives reflected the Company’s operating plan, but also included non-financial metrics and goals the Board believed were critical to the Company’s ongoing success. Mr. Lucier reviewed his actual performance with the Board periodically during the year, and at the end of 2016, he participated in a formal performance review process facilitated by an outside consultant, RHR International. RHR International gathered feedback from Board members and CEO direct reports and compiled a report based on that feedback. The final report was reviewed by the Board and discussed with Mr. Lucier in February 2017. The Committee utilized this report, the CEO’s self-assessment of his performance, actual financial performance results, as well as peer group and survey data in setting the CEO’s 2017 base salary, target annual bonus and annual LTI award. For our remaining NEOs, our CEO prepares and presents to the Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Committee may accept or adjust the CEO’s recommendations.

2017 Base Salary. The table below sets forth base salary rates as of December 31, 2016 and 2017, and the percentage change:

Name, Position	2016 Base Salary Rate	2017 Base Salary Rate	% Change from 2016(1)
Gregory T. Lucier, Chairman and CEO	$800,000	$850,000	6.25%
Rajesh J. Asarpota, EVP and CFO	n/a	$460,000	n/a
Harry Skip Kiil, EVP, Global Commercial	n/a	$475,000	n/a
Matthew W. Link, EVP, Strategy, Technology and Corporate Development	$454,616	$500,000	10.0%
Peter M. Leddy, Ph.D. EVP, People and Culture	$450,000	$465,000	3.3%
Quentin S. Blackford, Former CFO	$454,500	$475,000	4.5%
Jason M. Hannon, Former President and COO	$575,000	$590,000	2.6%

(1)

Percent change from 2016 is based on annual base salary rate in effect on December 31. For Mr. Link, reflects a 4.5% merit increase plus a 5% salary increase in August 2017 in connection with his promotion to EVP, Strategy, Technology and Corporate Development, which when compounded together, equal 10%.

2017 Annual Performance Bonus. In February 2017, the Committee approved the terms of the 2017 Performance Bonus Plan (the “2017 Bonus Plan”) under which our NEOs are eligible to receive a cash bonus (the “2017 NEO Cash Bonuses”) based on the achievement of Company and individual performance goals. During the year, the Committee established an individual target bonus opportunity for each NEO based on peer group and survey data for similar positions, each executive officer’s role, including their ability to impact the Company’s overall performance, and internal pay equity among the executive officers. Consistent with the design of the 2016 Performance Bonus Plan, the maximum bonus opportunity is 200% of target.

The 2017 Bonus Plan was designed to be performance-based compensation, so that bonus awards could be tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). The Committee approved a full-year non-GAAP earnings per share (“EPS”) hurdle applicable to NEOs at the beginning of 2017, which was intended to establish a performance condition in compliance with 162(m) of the Tax Code. This non-GAAP EPS performance hurdle had to be satisfied before any payout could be made under the 2017 Bonus Plan. As the performance hurdle was met for 2017, it allowed the Committee (and the Board in the case of the 2017 bonus payout to the CEO) to determine actual payouts based on achievement of the financial performance and individual contributions discussed below.

At the beginning of the year, the Committee approves funding guidelines that include payout scenarios for various levels of Company financial performance. For 2017, the Committee selected revenue and non-GAAP operating margin as the performance metrics for the funding guidelines, each weighted equally, as the Committee believes these performance metrics closely align with both the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value (which is consistent with stockholder feedback).

The Company definition of these metrics for purposes of the 2017 Bonus Plan are as follows:

•

Revenue calculated from the year-end financial statements, excluding the effect of currency fluctuations and financial impact of substantial acquisitions and divestitures that close after January 1, 2017; and

•

Non-GAAP (pro-forma) Operating Margin calculated from the year-end financial statements (which includes the cost of Annual Bonus payouts), excluding the financial impact of substantial acquisitions and divestitures that close after January 1, 2017.

The purpose of these adjustments is to ensure the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business. The Committee feels these definitions appropriately measure core growth in revenue and operating margin.

Demonstration of Rigorous Performance Goal Setting: As shown in the chart below, the Committee set the threshold, target and maximum performance goals for the 2017 Bonus Plan significantly higher than prior year actual results.

Metric ($ in millions)	2016 Actual Result	2017 Performance Goals			Increase over 2016 Actual
		Threshold	Target	Maximum	Threshold	Target	Maximum
Revenue	$962.1	$989	$1,075	$1,172	+2.8%	+11.7%	+21.8%
Non-GAAP Operating Margin	16.1%	16.11%	17.2%	18.69%	1 bps	110 bps	259 bps

For 2017, the Company achieved Revenue of $1.03 billion and non-GAAP Operating Margin of 16.6%, which in each case was below the 2017 Bonus Plan targets. Based on the funding guidelines for the 2017 Bonus Plan and using its negative discretion, the Committee approved a funding level of 61% of target for the 2017 Bonus Plan.

In determining individual bonus payments under the 2017 Bonus Plan, the Committee will consider individual performance of each NEO as reflected in each executive’s leadership, business unit or functional achievements and results against goals and objectives. The evaluation of an executive’s performance relative to these considerations is inherently subjective and is not based on any mathematical calculation or formula; rather, it is based on the collective business experience and judgment of the Committee (and the Board in the case of the CEO) to holistically consider the performance of each executive and their contribution to the overall success of the Company. Given that funding of the 2017 Bonus Plan was below target at 61%, the Committee approved bonus payouts to the Company’s continuing NEOs at 61% of target (which the Board also approved for the CEO), without the application of an individual performance modifier, as set forth in the table below:

Name, Position	2017 Annual Base Salary (1)	2017 Target Cash Bonus (% of Base Salary)	2017 Target Cash Bonus Amount	2017 Actual Cash Bonus Amount	2017 Award (% of Target)
Gregory T. Lucier, Chairman and CEO	$850,000	150%	$1,275,000	$777,750	61%
Rajesh J. Asarpota (2), EVP and CFO	$460,000	90%	$137,244	$83,719	61%
Harry Skip Kiil, EVP, Global Commercial	$475,000	90%	$427,500	$260,775	61%
Matthew W. Link, EVP, Strategy, Technology and Corporate Development	$500,000	90%	$450,000	$274,500	61%
Peter M. Leddy, Ph.D. EVP, People and Culture	$465,000	90%	$418,500	$255,285	61%
Quentin S. Blackford (3), Former CFO	$475,000	90%	$427,500	$0	0%
Jason M. Hannon (4), Former President and COO	$590,000	100%	$590,000	$0	0%

(1)	Reflects annual base salary rate in effect on December 31, 2017.

(2)

Mr. Asarpota is eligible to receive an annual bonus payment at a target level of $414,000 but pro-rated in 2017 based on his hire date of September 1, 2017 for a 2017 target bonus of $137,244. Mr. Asarpota also received a new hire cash performance bonus up to $300,000, subject to successful achievement of 2017 revenue and non-GAAP Operating Margin goals. This new hire bonus was paid out at 61% of target ($183,000) as set forth below.

(3)	Mr. Blackford voluntarily resigned in August 2017 and is not eligible for a 2017 annual bonus.

(4)

The Company entered into a consulting agreement with Mr. Hannon in July 2017 in connection with his decision to step down as the Company’s President and Chief Operating Officer. While Mr. Hannon was eligible for a pro-rated bonus for 2017 under the consulting agreement, this bonus was paid out at $0.

2017 Performance Cash Bonus - Rajesh J. Asarpota (New Hire):  Mr. Asarpota was hired in September 2017 as Executive Vice President and Chief Financial Officer. His compensation included a cash bonus of up to $300,000 payable in March 2018 based on Company performance relative to revenue and non-GAAP operating margin targets for the fiscal year ended December 31, 2017. Based on the 2017 Revenue and non-GAAP Operating Margin achievement above, Mr. Asarpota received $183,000 (61% of target). This is subject to a repayment obligation in the event Mr. Asarpota voluntarily terminates his employment for any reason or is terminated for “cause” prior to September 1, 2019.

2017 Long-Term Incentive Awards – Annual Grant.  To directly align LTI awards with stockholder value while managing our burn rate and dilution, the Committee awarded 2017 LTI awards to NEOs in RSUs (50% of total target award value), PRSUs (25% of total target award value) and performance cash awards (25% of total target award value). Following is a summary of the annual 2017 LTI awards for the NEOs.

Name, Position	Total 2017 LTI Target Award Value ($) (1)	RSUs (1)(2)		PRSUs (2)(3)		Performance Cash (4) ($)
		($)	(# of shares)	($)	(# of shares)
Gregory T. Lucier, Chairman and CEO	$5,100,000	$2,550,000	33,695	$1,275,000	16,848	$1,275,000
Rajesh J. Asarpota, EVP and CFO	New hire in 2017; see section below titled “2017 Long-Term Incentive Awards – New Hires / Promotions / Role Changes”.
Harry Skip Kiil, EVP, Global Commercial	New hire in 2017; see section below titled “2017 Long-Term Incentive Awards – New Hires / Promotions / Role Changes”
Matthew W. Link, EVP, Strategy, Technology and Corporate Development	$1,200,000	$600,000	7,929	$300,000	3,965	$300,000
Peter M. Leddy, Ph.D. EVP, People and Culture	$1,200,000	$600,000	7,929	$300,000	3,965	$300,000
Quentin S. Blackford, Former CFO	$1,200,000	$600,000	7,929	$300,000	3,965	$300,000
Jason M. Hannon, Former President and COO	$1,600,000	$800,000	10,571	$400,000	5,286	$400,000

(1)

The LTI grant values represent the economic value on the date of grant, and for performance-based awards, assumes a payout at target. It does not reflect the accounting value under FASB ASC Topic 718, which may differ. The LTI grant values computed in accordance with the FASB ASC Topic 718 can be found in the Summary Compensation Table. The 2017 RSU and PRSU awards were made pursuant to the 2014 Equity Incentive Plan of NuVasive, Inc. (the “2014 Equity Incentive Plan”).

(2)

The annual 2017 LTI awards were granted on March 1, 2017. The number of RSUs and PRSUs was determined by dividing the economic value by the closing stock price on the date of grant ($75.68 per share on March 1, 2017). Any resultant calculation that results in a fractional share is rounded up to the nearest whole share.

(3)

Reflects the target number of shares subject to PRSUs, assuming all performance goals and other requirements are met. As described below, the PRSUs earned will range from 0% - 312.5% of target based on the achievement of performance goals, with payment in shares following the conclusion of the three-year performance period.

(4)

Reflects the target cash value, assuming all performance goals and other requirements are met. As described below, the performance cash award earned will range from 0% - 187.5% of target based on the achievement of performance goals, with payment in cash following the conclusion of the three-year period.

The table below sets forth the 2017 LTI award type, purpose, performance goals and vesting terms.

LTI Award Type	Purpose	Performance Goal	Vesting Terms
RSUs (50% of total target value)	Retain and motivate executives to drive long-term stockholder value while feeling personally vested in the business	2017 Non-GAAP EPS	As the performance hurdle was met, these awards will cliff vest in 2020
PRSUs (25% of total target value)	Reward executives for the achievement of multi-year performance goals	2019 Non-GAAP Operating Margin, subject to modifier based on 3-year TSR relative to the S&P 500 index	Cliff vest in 2020 with opportunity that ranges from 0 – 312.5% of target
Performance Cash (25% of total target value)	Reward executives for the achievement of multi-year performance goals	2019 Revenue, subject to modifier based on 3-year TSR relative to the S&P 500 index	Cliff vest in 2020 with opportunity that ranges from 0 – 187.5% of target

The Committee selected 2019 non-GAAP Operating Margin and Revenue as the primary performance metrics for the 2017 LTI awards because it believes management should be incentivized to provide multi-year operating margin expansion and revenue results. The Committee also believes that revenue, non-GAAP Operating Margin and TSR are good indicators of stockholder value creation (which is consistent with stockholder feedback). Further, the Committee believes that it has set challenging, yet attainable, forward-looking 2019 non-GAAP Operating Margin and Revenue goals.

2017 Long-Term Incentive Awards – New Hires / Promotions / Role Changes

2017 Long-term Incentive Awards - Rajesh J. Asarpota (New Hire). Rajesh J. Asarpota joined NuVasive’s management team on September 1, 2017. In addition to the base salary and bonus opportunity described above, the Board granted Mr. Asarpota an RSU award with a grant date value of $700,000 that cliff vests on September 1, 2020, subject to Mr. Asarpota’s continued service with the Company and compliance with terms of the grant agreement. The RSUs granted to Mr. Asarpota were designed to be performance-based compensation and the Committee approved a non-GAAP EPS hurdle applicable to these RSUs, which had to be satisfied before the RSUs will vest.

2017 Long-term Incentive Awards – Harry Skip Kiil (New Hire / Role Change). Harry Skip Kiil joined NuVasive’s management team on July 1, 2017 as Executive Vice President, International. In addition to the base salary and bonus opportunity described above, the Board granted Mr. Kiil an RSU award with grant date value of $400,000 that cliff vests on July 1, 2020 subject to Mr. Kiil’s continued service with the Company and compliance with terms of the grant agreement. The RSUs granted to Mr. Kiil were designed to be performance-based compensation and the Committee approved a non-GAAP EPS hurdle applicable to these RSUs, which had to be satisfied before the RSUs will vest. Additionally, in connection with Mr. Kiil being named to the expanded role of Executive Vice President, Global Commercial in August 2017, Mr. Kiil was granted a PRSU award with an economic value on the date of grant of $300,000 that cliff vests on August 1, 2020, subject to the achievement of a global revenue target for the period of July 1, 2017 – December 31, 2017.

2017 Long-term Incentive Awards – Matthew W. Link (Promotion). In connection with Matthew W. Link’s promotion to Executive Vice President, Strategy, Technology and Corporate Development in August 2017, Mr. Link was granted a PRSU award with an economic value on the date of grant of $500,000 that cliff vests on August 1, 2020 subject to the achievement of a global revenue target for the period of July 1, 2017 – December 31, 2017.

The Committee granted the PRSU awards to Messrs. Kiil and Link to incentivize collaboration to drive 2017 global revenue growth. The PRSUs were granted with a performance condition requiring the achievement of $545 million in global revenue for the period of July 1, 2017 – December 31, 2017 in order for the awards to vest. The Company did not achieve this minimum performance condition and, as a result, the PRSUs provided to Messrs. Link and Kiil will not vest and no shares will be delivered. The Committee believes this demonstrated the rigor that is put into setting performance goals at NuVasive.

Vesting of 2015 Long-Term Incentive Awards

In 2015, as part of the annual LTI award to NEOs, Messrs. Lucier, Link, Blackford and Hannon were each granted a PRSU award that was measured against the Company’s three-year TSR relative to the Dow Jones Medical Device Index and a performance cash award that was measured against the Company’s 2017 non-GAAP Operating Margin goal. The table below sets forth the performance goals and payout levels at threshold, target, and maximum.

Metric	Weighting	2017 Performance Goals			Funding Guidelines
		Threshold	Target	Maximum	Threshold	Target	Maximum
3-year TSR	100%	P35	P50	P100	25%	100%	250%
2017 Non-GAAP Operating Margin	100%	14.1%	16.6%	18.1%	25%	100%	150%

(1)	Achievements between threshold and maximum are based on a linear interpolation between points along the funding curve.

The Company achieved 3-year TSR below the minimum threshold, and accordingly, the PRSUs paid out at zero and were forfeited. As the Company achieved non-GAAP Operating Margin of 16.6%, the performance cash awards funded at target and were paid out at 100%. For Messrs. Blackford and Hannon, who resigned from the Company, these awards were forfeited upon the date they no longer provided service to the Company. For Messrs. Lucier and Link, these awards vested on February 1, 2018.

Responsible Share Usage

As illustrated in the chart below, the Company’s annual share usage rate has remained below 2% since stockholders approved the 2014 Equity Incentive Plan.

	2013	2014	2015	2016	2017
Share Usage Rate (1)	3.26%	1.95%	1.99%	1.85%	1.14%

(1)

Share Usage Rate is defined as the ratio of the target number of shares subject to equity awards granted in the calendar year (i.e., the number of shares that would be issued at target level for performance-based equity incentives) to the weighted average shares outstanding (basic) at the end of such year.

Other Elements of the Executive Compensation Program

Perquisites and Other Benefits. Our NEOs participate in our benefit plans on the same terms as our other Shareowners, which include the Company’s 401(k) plan and medical and dental insurance. In addition to these benefits, executives may be provided with certain other incidental benefits (including participation in an executive healthcare program and financial planning benefit) that do not comprise a material portion of any executive’s compensation package. We generally do not provide significant recurring perquisites to the executives that are not available to our other Shareowners. We do not provide tax gross-ups to our executives for company benefits, personal expenses or in the event that excise taxes are incurred following a qualifying termination in connection with a change in control.

We may provide additional benefits to our NEOs in special circumstances, such as the payment of cost-of-living adjustments, tax preparation fees and tax equalization costs in the event of an expatriate assignment, or relocation benefits in the event of a new hire or transfer. Prior to being named President and Chief Operating Officer in September 2016, Mr. Hannon served as Executive Vice President, International, and was based in our offices in Amsterdam, the Netherlands. In that role, Mr. Hannon received certain expatriate benefits under our Expatriate Policy that are consistent with benefits provided to other Company expatriates. During fiscal year 2017, Mr. Hannon was the only NEO who received expatriate benefits. The perquisites and other personal benefits we provided to our NEOs during 2017, including detailed information on Mr. Hannon’s expatriate benefits, are further quantified below in the Summary Compensation Table.

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. executives or Shareowners. Our NEOs are eligible to participate in our 401(k) defined contribution plan. We do provide a company matching contribution up to 3.0% of compensation for all Shareowners, including our NEOs, to help attract and retain top talent as well as support our Shareowners’ retirement readiness. Also, on January 1, 2016, the Deferred Compensation Plan became effective, which is a non-qualified defined contribution plan that provides for the voluntary deferral of cash compensation for individuals holding a position of Vice President or higher, as well as non-employee members of the Board. Eligible employees may defer up to 75% of base salary and/or up to 100% of their annual bonus into the plan and contributions may be directed into a selection of underlying investment funds. Non-employee members of the Board may defer all or a portion of their cash retainer into the plan.

Historically, our NEOs have participated in our employee stock purchase plan (the “ESPP”), which is available to all of our Shareowners, pursuant to which they may purchase shares of our common stock at a discount to market prices (but within limits of Section 423 of the Tax Code). Additionally, our executive travel and expense policy sets forth guidelines for our NEOs with respect to reimbursable expenses and generally requires: (i) a business purpose for business meals reimbursed by the Company, and (ii) that personal aspects of business travel (other than incidental meals and other expenses) be paid by the executive.

Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2017, if required to be disclosed, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Equity Grant Practices. The Company’s practice is to grant annual equity awards to eligible shareowners, including our NEOs, during the first quarter of the year. In the event of grants related to new hires or other off-cycle awards, the grants are generally made on the first trading day of the month following approval of the award.

Stock Ownership Guidelines. All of our non-employee Directors, our CEO, and individuals holding a position of Vice President or higher are subject to stock ownership guidelines, which form a part of our Corporate Governance Guidelines. The table below sets forth the 2017 stock ownership guidelines.

Stock Ownership Guidelines

Target Multiple (as % of base salary or Director base retainer)	• Board Members: 5.0x • Chief Executive Officer: 5.0x • Executive Vice Presidents: 2.0x • Vice Presidents: 1.0x

Awards that Count	• Shares owned outright • Unvested time-based RSUs(1) • In-the-money value of vested and unvested stock options

Time to Achieve	• Within 5 years of becoming eligible

(1)	Time-based RSUs with a performance hurdle shall be counted towards stockownership guidelines.

Other than Messrs. Asarpota and Kiil, who joined NuVasive in 2017 and have until 2022 to achieve their stock ownership targets, all NEOs achieved their stock ownership targets within five years of becoming eligible in accordance with the stock ownership guidelines.

Holding Periods on Employee Stock Purchase Plan (ESPP) Purchases. Shares purchased through the ESPP by NEOs must be held for a minimum of six months. This policy applies to all ESPP purchases made after November 1, 2014 and is in addition to the share ownership guidelines described above.

Clawback Policy. The Board has adopted the NuVasive Incentive Compensation Recoupment Policy, under which our Board has authority to recover excess executive officer incentive compensation cash and equity awards in the event of a material restatement of our financial statements. We believe that our strong financial controls in place provide a substantial safeguard against the risk of a financial restatement; however, if an extraordinary event were to occur and require a material restatement of the Company’s financial performance, the Committee is authorized to seek recovery of executive officer compensation achieved based upon any misstated financial information.

Trading Controls and Hedging, Short Sale and Pledging Policies. Executive officers, including our NEOs, are required to pre-clear transactions in Company securities with the Company’s legal department. Generally, trading is permitted only during scheduled trading windows. Our NEOs may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934. These trading plans may be entered into only during an open trading window, must be approved by the Company‘s legal department and must include a waiting period prior to commencement of trading under the plan. The NEO bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted.

In addition, the Company prohibits its Directors, officers and other Shareowners from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities, or (ii) otherwise engage in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities that are granted to a Shareowner or Director as compensation (or any designee of such Shareowner or Director) or held, directly or indirectly by, a Shareowner or Director. Further, the Company prohibits its Directors, officers and other Shareowners from pledging Company securities as collateral for margin loans.

Annual Risk Assessment. The Committee oversees an annual risk assessment of the Company’s compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on the Company. For 2017, the Committee concluded that compensation programs were appropriately balanced to mitigate compensation-related risk with cash and stock elements, financial and non-financial goals, formal goals and discretion, and short-term and long-term rewards. The Company also has policies to mitigate compensation-related risk, including stock ownership guidelines, clawback provisions and prohibitions on employee pledging and hedging activities. Furthermore, the Committee believes the Company’s policies on ethics and compliance along with its internal controls also mitigate against unnecessary or excessive risk taking.

Employment, Severance and Change in Control Arrangements

CEO Letter Agreement (Gregory T. Lucier). On May 22, 2015, the Company entered into a Letter Agreement (the “Lucier Agreement”) with Mr. Lucier to serve as the Company’s Chief Executive Officer and Chairman of the Board. The Lucier Agreement set out certain terms of Mr. Lucier’s new hire employment package, including an initial annual base salary of $800,000 and a bonus target opportunity for 2015 equal to 115% of base salary. The Lucier Agreement also provides for the grant of LTI awards to Mr. Lucier that the Board structured in a manner to be highly tied to the Company achieving specific financial and operational targets, including TSR performance, specific stock price hurdles, revenue growth, and growth in non-GAAP operating margins. The Lucier Agreement provided for annual 2015 LTI awards with a target economic grant value of $5.0 million, as well as a PRSU with a target economic grant value of $7.0 million that will vest only if certain TSR performance is achieved relative to the S&P 500 Index over the four year performance period beginning May 1, 2015 and ending April 30, 2019. If the Company’s TSR performance relative to the S&P 500 Index is between the 35th percentile and the 100th percentile, these awards will cliff vest on May 22, 2019, ranging between 25%-200% of the target amount of PRSUs. Mr. Lucier was also granted a PRSU award that provided for a 1:1 share match, based on the number of shares purchased by Mr. Lucier and held through the five-year performance period. Mr. Lucier purchased 112,491 shares of Company common stock for an aggregate of approximately $5.0 million (the “Purchased Shares”) for purposes of the matching PRSU award. The PRSUs were granted based on a target number of shares (112,491 shares) and will only vest if (i) the Company’s per share stock price achieves certain share price hurdles that range from $70 - $100 per share at the end of the five-year performance period ending May 22, 2020 and (ii) Mr. Lucier holds such Purchased Shares for the duration of the five-year period. Achievement of a Company stock price of $100 per share or greater will result in Mr. Lucier receiving shares equal to 200% of the target amount of PRSUs. Conversely, Mr. Lucier would receive no shares if the Company’s stock price is below $70 per share. These matching PRSUs will be forfeited if Mr. Lucier sells, or otherwise disposes of the Purchased Shares prior to May 22, 2020. The Lucier Agreement provides these awards, and all future LTI awards granted to Mr. Lucier, shall be subject to accelerated vesting based on service and performance achieved in the event that Mr. Lucier’s employment is involuntarily terminated without cause, and for full accelerated vesting at target in the event of death or disability. The foregoing information is a summary of select terms from agreements entered into with Mr. Lucier, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Consulting Agreement (Jason M. Hannon). On July 27, 2017, the Company entered into a Consulting Agreement (the “Hannon Agreement”) with Mr. Hannon in connection with his decision to step down as the Company’s President and Chief Operating Officer. Under the Hannon Agreement, Mr. Hannon agreed to continue to provide consulting services to the Company for the period September 1 – December 31, 2017, and to continuing obligations related to confidentiality, non-interference and non-solicitation. Mr. Hannon received total consulting fees of $196,668 in 2017. Mr. Hannon also is eligible for tax preparation and assistance services in accordance with his prior expatriate assignment with the Company, and continued eligibility for a pro-rata 2017 annual discretionary bonus plan. Mr. Hannon received no severance in connection with his departure from the Company.

NuVasive, Inc. Executive Severance Plan. The Company maintains the NuVasive, Inc. Executive Severance Plan (the “Executive Severance Plan”), which was designed to cover the CEO and all of the Company’s other NEOs (as well as certain other executives as designated by the Committee). The Executive Severance Plan provides certain severance benefits upon an involuntary termination of employment by the Company that is not for cause (as defined in the Executive Severance Plan). With respect to Mr. Lucier, termination shall be treated as involuntary in the event he terminates his employment within ninety (90) days of being dismissed from the Board. Executive Severance Plan benefits are not provided in the event of termination of employment due to retirement, death or disability. Furthermore, no benefits are provided under the Executive Severance Plan in any situation in which the executive is provided with severance benefits under any change in control agreement in connection with such a transaction.

In July 2017, the Committee amended the Executive Severance Plan to provide that severance payments be paid in installment payments (in lieu of lump sum payments) and subject to compliance with post-termination restrictive covenants and a recoupment provision, with the exception of the pro-rata bonus for the year of separation which is payable at the time the annual bonus is paid. Pursuant to the Executive Severance Plan, benefits for plan-participating executives other than our CEO consist of customary outplacement assistance and a cash payment equal to the sum of (i) the executive’s annual base salary and (ii) the after-tax cost of health benefits for a period of one (1) year from the date of termination of employment. Severance benefits also include a pro-rata annual bonus payment for the year in which termination of employment occurs (based on service from the beginning of the year until the date of termination of employment) based on the lesser of his/her annual incentive bonus target for the year in which the termination of employment occurs or the funded amount. The Executive Severance Plan provides benefits specific to the CEO that include customary outplacement assistance and a cash severance payment equal to the sum of: (i) two times (2x) the sum of his/her annual base salary and annual target incentive bonus in effect for the calendar year in which the termination of employment occurs and the after-tax cost of health benefits for a period of two (2) years from the date of termination of employment. Severance benefits also include a pro rata annual bonus payment for the year in which termination of employment occurs (based on service from the beginning of the year until the date of termination of employment) based on actual performance for the relevant performance period. All severance benefits under the Executive Severance Plan are conditioned upon the executive providing an effective release of claims against the Company.

The specific amounts of compensation payable to each NEO upon the occurrence of different potential employment termination events are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Change in Control Arrangements. We believe that severance protection for our executives following a change in control provides a number of important benefits to us:

•	It permits an executive to evaluate a potential change in control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere;

•

Change in control transactions take time to unfold, and a stable management team can help preserve our operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue disruption; and

•

Change in control protections encourage management to consider, on an ongoing basis, whether a strategic transaction might be advantageous to our shareholders, even one that would vest control of the Company in a third party.

On May 13, 2014, the Committee approved and adopted a form of change in control agreement (the “Change in Control Agreements”), which was designed to cover the Company’s CEO and the Company’s other NEOs (as well as certain other executives as designated by the Committee).

The Change in Control Agreements require a “double-trigger” of events before any respective severance benefits are payable; there must be a change in control of the Company (as defined in the Change in Control Agreements)    and the executive’s employment must be involuntarily terminated by the Company for reasons other than death, disability or cause (as defined in the Change in Control Agreements) or by the executive for good reason (as defined in the Change in Control Agreements) either in contemplation of the change in control or within a period of twenty-four (24) months following the change in control. The severance benefits under the Change in Control Agreement consists of (i) a lump-sum cash severance payment equal to the sum of (A) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment; (B) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date but not exceeding six (6) months’ worth) of the highest grant date fair value of the long-term cash and/or equity awards granted to the executive over the three (3) calendar year period prior to the calendar year of the termination of employment; (C) the after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months; and (D) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date) of the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment; (ii) full vesting of all Company equity and long-term incentive awards granted to the executive to the extent vesting is based on service with the Company; and (iii) the right to exercise all outstanding stock options or stock appreciation rights until the later of twenty-four (24) months following the executive officer’s separation from service or such later date as may be applicable under the terms of the award agreement, but by no later than the end of the maximum full term of the award; provided, however, that, if any stock option or stock appreciation right is cashed-out in connection with a change in control, the executive officer will receive a lump-sum cash payment equal to the time value of the right to exercise those awards for that period (based on the Black Scholes option pricing model).

The specific amounts of compensation payable to each applicable NEO upon a benefit-triggering termination in connection with a change in control are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Effect of Tax and Accounting Considerations on Compensation Design. Section 162(m) of the Tax Code (“Section 162(m)”), generally limits the deductibility of certain non “performance-based” compensation in excess of $1,000,000 paid in any one (1) year to our NEOs. While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by NuVasive for tax purposes. As described above, our annual and LTI awards were designed in a manner intended to be exempt from the deduction limitation of Section 162(m) because they are determined in part based on the achievement of pre-determined performance goals established by the Committee pursuant to our shareholder-approved incentive plans.

Despite the Committee’s efforts to structure annual and LTI awards in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with NuVasive’s business needs.

The exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting Proxy Statement on Schedule 14A.

Daniel J. Wolterman (Chairperson)

Peter C. Farrell

Robert F. Friel

Donald J. Rosenberg

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2017, the following individuals served as members of the Compensation Committee: Daniel J. Wolterman (Chairperson), Peter C. Farrell, Robert F. Friel and Donald J. Rosenberg. At the time of their service as a member of the Compensation Committee, each of the foregoing individuals was a non-employee Director. No member of the Compensation Committee had a relationship that would constitute an interlocking relationship as defined by SEC rules for the fiscal year ended December 31, 2017.

EXECUTIVE COMPENSATION

2017 Summary Compensation Table

The following table shows for the annual periods ended December 31, 2017, 2016 and 2015, information concerning compensation awarded to, paid to, or earned by, the NEOs listed below.

Name and 2017 Position	Year	Salary($)	Bonus ($)	Stock Awards(1)($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total(4) ($)
Gregory T. Lucier(5)	2017	$833,649	—	$3,934,112	—	$2,027,750	$8,438	$6,803,949
Chairman and CEO	2016	$800,000	—	$4,130,788	—	$1,100,000	$19,827	$6,050,615
	2015	$585,088	—	$19,492,882	—	$1,058,000	$33,095	$21,169,066
Rajesh J. Asarpota(6)	2017	$134,462	—	$700,039	—	$266,719	$9,785	$1,111,005
EVP and CFO
Harry Skip Kiil(7)	2017	$257,808	$800,000	$700,077	—	$260,775	$151,022	$2,169,682
EVP, Global Commercial
Matthew W. Link(8)	2017	$471,950	—	$1,425,835	—	$524,500	$3,829	$2,426,114
EVP, Strategy, Technology and Corporate Development	2016	$452,409	—	$991,458	—	$470,000	$8,623	$1,922,490
Peter M. Leddy, Ph.D.(9)	2017	$453,459	—	$925,794	—	$255,285	$6,378	$1,640,916
EVP, People and Culture	2016	$450,000	—	$908,856	—	$435,000	$4,828	$1,798,684
	2015	$203,076	—	$1,995,905	—	$362,250	$31,912	$2,593,143
Quentin S. Blackford(10)	2017	$316,160	—	$925,794	—	—	$3,899	$1,245,854
Former EVP and CFO	2016	$453,450	—	$908,856	—	$435,000	$3,158	$1,800,464
	2015	$447,711	—	$1,023,059	—	$363,258	$1,577	$1,835,605
Jason M. Hannon(11)	2017	$405,862	—	$1,234,262	—	—	$713,194	$2,353,317
Former President and COO	2016	$489,456	—	$908,856	—	$575,000	$964,667	$2,937,978
	2015	$454,230	—	$852,590	—	$349,757	$406,134	$2,062,711

(1)

Stock awards consist of restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”), as further described in the Grants of Plan-Based Awards Table. Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718 rather than an amount paid to or realized by the NEO. For more information on how this amount is calculated, see Note 7 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 26, 2018.

(2)

Amounts in this column reflect cash bonuses paid under the 2017 Annual Performance Bonus Plan. For Mr. Lucier and Mr. Link, amount also includes a payout in the amount of $1,250,000 and $250,000, respectively, for performance cash awards granted in 2015 that vested February 1, 2018 based on the achievement of the 2017 non-GAAP Operating Margin performance target. For Mr. Asarpota, amount includes a performance cash bonus payout in the amount of $183,000 in connection with his new hire compensation package based on 2017 Revenue and non-GAAP Operating Margin achievement.

(3)

Amounts in this column represent the total amount of perquisites and personal benefits, including (i) annual executive physical examinations; (ii) group term life insurance; (iii) relocation benefits; (iv) certain benefits associated with expatriate assignments; (v) certain benefits provided in connection with participation in our sales incentive award trip; and (vi) other taxable benefits (including spousal attendance at certain events and functions).

(4)	Amounts in this column may not equal the sum of the amounts in each other column due to rounding.

(5)

For Mr. Lucier, All Other Compensation in 2017 includes $2,000 for an executive physical, $2,631 for group term life insurance, $1,176 related to the sales incentive award trip and $2,631 in other taxable benefits.

(6)	For Mr. Asarpota, who was hired on September 1, 2017, All Other Compensation in 2017 includes $9,139 related to relocation benefits and $646 for group term life insurance.

(7)

For Mr. Kiil, who was hired on June 1, 2017, Bonus reflects new hire cash bonuses totaling $800,000 that are payable in 3 installments. All Other Compensation in 2017 includes $149,454 in taxable relocation benefits, $578 for group term life insurance and $990 in other taxable benefits.

(8)	For Mr. Link, All Other Compensation in 2017 includes $2,100 for an executive physical, $1,095 for group term life insurance and $634 related to the sales incentive award trip.

(9)

For Dr. Leddy, All Other Compensation in 2017 includes $2,000 for an executive physical, $2,417 for group term life insurance, $1,161 related to the sales incentive award trip and $800 in other taxable benefits.

(10)	For Mr. Blackford, All Other Compensation in 2017 includes $2,100 for an executive physical, $628 for group term life insurance and $1,171 related to the sales incentive award trip.

(11)

Prior to being named President and COO in September 2016, Mr. Hannon served as EVP, International, and was based in our offices in Amsterdam, the Netherlands. In that role, Mr. Hannon received certain expatriate benefits, which are included in “All Other Compensation.” For 2017, Mr. Hannon’s expatriate benefits included $134,566 related to housing, goods and services, car, education, language and travel, and $575,521 for tax reimbursements and equalization made to and on behalf of Mr. Hannon in connection with his expatriate assignment in Amsterdam. These expatriate benefits are consistent with the benefits we provide to other employees on expatriate assignments. All Other Compensation for 2017 also includes $2,100 for an executive physical and $1,007 for group term life insurance.

CEO Pay Ratio

Under new rules promulgated by the SEC, companies are required to disclose the ratio of CEO compensation to the compensation of their “median employee”. As permitted by SEC rules, we determined the compensation of our median employee, using “annualized cash compensation,” which includes:

•	annualized base pay (which was calculated for both hourly or salaried employee based on the employee’s standard annual work hours, determined as of our December 31, 2017 determination date);

•	annualized target cash incentives (excluding commissions); and

•	actual commissions earned in 2017.

As we do not employ a material seasonal workforce only employees employed on the determination date are used to determine the median employee. Additionally, for annualized base pay and annualized target cash incentives, only the values in effect as of the determination date are utilized to determine the median employee. We do not believe this assumption has a material impact on the median employee identified or the resulting CEO pay ratio. For all compensation paid in currencies other than the U.S. Dollar, all values were converted to the U.S. Dollar using foreign currency exchange rates on December 31, 2017.

After determining our median employee, we then calculated compensation for our median employee using the same methodology used to calculate compensation for our NEOs in the Summary Compensation Table (the “SCT”). On the SCT basis, the median employee’s annual total compensation was $79,220 for the 2017 fiscal year. The median employee identified did not receive any stock based compensation during the 2017 fiscal year.

•	The CEO’s annual total compensation for 2017, including equity compensation, was $6,803,949.

•	The resulting ratio of CEO pay to NuVasive’s estimated median employee pay is 86:1.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of LTI awards and potential cash payments made to our NEOs during the fiscal year ended December 31, 2017.

	Grant Date	Estimated Possible Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) ($)
Name		Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)
Gregory T. Lucier
- 2017 Annual Bonus	—	$318,750(4)	$1,275,000(5)	$2,550,000(6)	—	—	—	—	—
- 2017 Performance Cash	3/1/2017	$478,125(7)	$1,275,000(8)	$2,390,625(9)	—	—	—	—	—
- 2017 Performance RSUs	3/1/2017	—	—	—	3,159(10)	16,848(11)	52,650(12)	—	$1,384,074
- 2017 RSUs	3/1/2017	—	—	—	—	—	—	33,695(13)	$2,550,038
Rajesh J. Asarpota
- 2017 Annual Bonus	—	$34,311(4)	$137,244(5)	$274,488(6)	—	—	—	—	—
- 2017 New Hire RSUs	9/1/2017	—	—	—	—	—	—	11,242(13)	$700,039
- 2017 New Hire Performance Bonus	—	$75,000(4)	$300,000(5)	$600,00(6)	—	—	—	—	—
Harry Skip Kiil
- 2017 Annual Bonus	—	$106,875(4)	$427,500(5)	$855,000(6)	—	—	—	—	—
- 2017 New Hire RSUs	6/1/2017	—	—	—	—	—	—	5,208(13)	$400,026
- 2017 Global Revenue Performance RSUs	8/1/2017	—	—	—	3,493(14)	4,657(15)	6,986(16)	—	$300,051
Matthew W. Link
- 2017 Annual Bonus	—	$112,500(4)	$450,000(5)	$900,000(6)	—	—	—	—	—
- 2017 Performance Cash	3/1/2017	$112,500(7)	$300,000(8)	$562,500(9)	—	—	—	—	—
- 2017 Performance RSUs	3/1/2017	—	—	—	743(10)	3,965(11)	12,391(12)	—	$325,727
- 2017 RSUs	3/1/2017	—	—	—	—	—	—	7,929(13)	$600,067
- 2017 Global Revenue Performance RSUs	8/1/2017	—	—	—	5,821(14)	7,761(15)	11,642(16)	—	$500,041
Peter M. Leddy, Ph.D.
- 2017 Annual Bonus	—	$104,625(4)	$418,500(5)	$837,000(6)	—	—	—	—	—
- 2017 Performance Cash	3/1/2017	$112,500(7)	$300,000(8)	$562,500(9)	—	—	—	—	—
- 2017 Performance RSUs	3/1/2017	—	—	—	743(10)	3,965(11)	12,391(12)	—	$325,727
- 2017 RSUs	3/1/2017	—	—	—	—	—	—	7,929(13)	$600,067
Quentin S. Blackford
- 2017 Annual Bonus	—	$106,875(4)	$427,500(5)	$855,000(6)	—	—	—	—	—
- 2017 Performance Cash	3/1/2017	$112,500(7)	$300,000(8)	$562,500(9)	—	—	—	—	—
- 2017 Performance RSUs	3/1/2017	—	—	—	743(10)	3,965(11)	12,391(12)	—	$325,727
- 2017 RSUs	3/1/2017	—	—	—	—	—	—	7,929(13)	$600,067
Jason M. Hannon
- 2017 Annual Bonus	—	$147,500(4)	$590,000(5)	$1,180,000(6)	—	—	—	—	—
- 2017 Performance Cash	3/1/2017	$150,000(7)	$400,000(8)	$750,000(9)	—	—	—	—	—
- 2017 Performance RSUs	3/1/2017	—	—	—	991(10)	5,286(11)	16,519(12)	—	$434,248
- 2017 RSUs	3/1/2017	—	—	—	—	—	—	10,571(13)	$800,013

(1)

Represents the hypothetical payments possible under our NEOs’ respective non-equity bonus awards. 2017 Annual Bonus reflects potential cash payments under the 2017 Annual Performance Bonus Plan; the amounts actually paid to our NEOs for 2017 are set forth above in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” 2017 Performance Cash reflects potential cash payments under performance cash awards granted as part of the 2017 annual LTI award, which cliff vest in 2020; no amounts were paid to our NEOs with respect to these awards for 2017.

(2)

Represents the hypothetical payments possible under our NEOs’ respective equity incentive awards as described in “2017 Long-Term Incentive Awards—Annual Grant” and “2017 Long-Term Incentive Awards—Role Changes” above.

(3)

The amounts represent the grant date valuation at target of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 7 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 26, 2018.

(4)

The annual bonus plan awards are subject to a non-GAAP EPS performance hurdle which must be satisfied before vesting can occur. The Threshold payment is based upon 92% achievement of the revenue goal and failing to achieve at least the 93.7% of the non-GAAP operating margin goal. Under this scenario and assuming the NEOs individual goals were achieved, our NEOs would earn 25% of their respective Target payment. If minimum performance levels are not achieved, payout could be zero.

(5)

The annual bonus plan awards are subject to a non-GAAP EPS performance hurdle which must be satisfied before vesting can occur. The Target payment is set as a percentage of the NEOs’ salary as discussed under the heading “2017 Annual Performance Bonus” above.

(6)

The annual bonus plan awards are subject to a non-GAAP EPS performance hurdle which must be satisfied before vesting can occur. The Maximum payment is based upon 109% or greater achievement of the revenue goal and 108.6% or greater of the non-GAAP operating margin goal. Under this scenario and assuming the NEOs individual goals were achieved, our NEOs would earn 200% of their respective Target payment.

(7)

The performance cash awards are subject to a non-GAAP EPS performance hurdle which must be satisfied before vesting can occur. The Threshold payment is based upon 85% achievement of the revenue goal for fiscal year 2019 and a TSR percentile ranking of 25th percentile or less relative to the S&P 500 Index during the performance period January 1, 2017—December 31, 2019. Under this scenario, our NEOs would earn 37.5% of their respective Target grant of performance cash awards. If minimum performance levels are not achieved, payout could be zero.

(8)

The performance cash awards are subject to a non-GAAP EPS performance hurdle which must be satisfied before vesting can occur. The Target payment is based upon 100% achievement of the revenue goal for fiscal year 2019 and a TSR percentile ranking greater than the 25th percentile and less than the 75th percentile relative to the S&P 500 Index during the performance period January 1, 2017—December 31, 2019. Under this scenario, our NEOs would earn 100% of their respective Target grant of performance cash awards.

(9)

The performance cash awards are subject to a non-GAAP EPS performance hurdle which must be satisfied before vesting can occur. The Maximum payment is based upon 110% achievement of the revenue goal for fiscal year 2019 and a TSR percentile ranking of 75% or greater relative to the S&P 500 Index during the performance period January 1, 2017—December 31, 2019. Under this scenario, our NEOs would earn 187.5% of their respective Target grant of performance cash awards.

(10)

The PRSUs are subject to a non-GAAP EPS performance hurdle which must be satisfied before vesting can occur. The Threshold is based upon 90% achievement of the non-GAAP operating margin goal for fiscal year 2019 and a TSR percentile ranking of 25th percentile or less relative to the S&P 500 Index during the performance period January 1, 2017—December 31, 2019. Under this scenario, our NEOs would earn 18.75% of their respective Target grant of PRSUs. If minimum performance levels are not achieved, payout could be zero.

(11)

The PRSUs are subject to a non-GAAP EPS performance hurdle which must be satisfied before vesting can occur. The Target is based upon 100% achievement of the non-GAAP operating margin goal for fiscal year 2019 and a TSR percentile ranking greater than the 25th percentile and less than the 75th percentile relative to the S&P 500 Index during the performance period January 1, 2017—December 31, 2019. Under this scenario, our NEOs would earn 100% of their respective Target grant of PRSUs.

(12)

The PRSUs are subject to a non-GAAP EPS performance hurdle which must be satisfied before vesting can occur. The Maximum is based upon 110% achievement of the non-GAAP operating margin goal for fiscal year 2019 and a TSR percentile ranking of 75% or greater relative to the S&P 500 Index during the performance period January 1, 2017—December 31, 2019. Under this scenario, our NEOs would earn 312.5% of their respective Target grant of PRSUs.

(13)	RSU awards granted to our NEOs and other executive officers are subject to a non-GAAP EPS performance hurdle, which must be satisfied before vesting can occur.

(14)

For these global revenue PRSUs, the Threshold is based upon total consolidated GAAP revenue from July 1, 2017—December 31, 2017 of $545 million. Under this scenario, our NEOs would earn 75% of their respective Target grant of PRSUs. If minimum performance levels are not met, payout could be zero. As the minimum performance levels were not achieved, these PRSUs paid out at $0 and were forfeited.

(15)

For these global revenue PRSUs, the Target is based upon total consolidated GAAP revenue from July 1, 2017—December 31, 2017 of $555 million. Under this scenario, our NEOs would earn 100% of their respective Target grant of PRSUs. As the minimum performance levels were not met, these PRSUs paid out at $0 and were forfeited.

(16)

For these global revenue PRSUs, the Maximum is based upon total consolidated GAAP revenue from July 1, 2017—December 31, 2017 of $575 million or greater. Under this scenario, our NEOs would earn 150% of their respective Target grant of PRSUs. As the minimum performance levels were not met, these PRSUs paid out at $0 and were forfeited.

Outstanding Equity Awards at December 31, 2017

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2017.

Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares (#) or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares (#), Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Gregory T. Lucier	—	—	—	—	88,005 (3)	$5,147,412	349,814 (4)(5)	$20,460,621
Rajesh Asarpota	—	—	—	—	—	—	11,242 (6)	$657,545
Matthew W. Link	500	—	$34.82	1/2/2019 (7)	19,723 (8)	$1,153,598	19,096 (9)(10)	$1,116,925
	12,500	—	$44.24	4/1/2020 (7)	—	—	—	—
	260	—	$26.62	1/3/2021 (7)	—	—	—	—
Harry Skip Kiil	—	—	—	—	—	—	5,208 (11)(12)	$304,616
Peter M. Leddy, Ph.D.	—	—	—	—	17,733 (13)	$1,037,203	36,616 (14)	$2,141,670
Jason M. Hannon	48,540	—	$32.80	3/31/2018 (17)	—	—	—	—
Quentin S. Blackford	—	—	—	—	—	—	—	—

(1)	Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change of Control” below.

(2)	Computed by multiplying the number of vested shares underlying an RSU or PRSU by $58.49, the closing market price of our common stock on December 29, 2017.

(3)

Represents RSUs granted subject to non-GAAP EPS performance hurdle that has been satisfied and certified, as follows: (i) 27,995 RSUs granted on May 22, 2015, which are subject to vesting as to 13,998 shares on February 1, 2018 and 13,997 shares on February 1, 2019; and (ii) 60,010 RSUs granted March 1, 2016, which are subject to vesting on March 1, 2019.

(4)

Represents PRSUs granted subject to multi-year performance-based vesting requirements that have not yet been met, as follows: (i) 156,775 PRSUs subject to performance-based vesting requirements over fiscal years 2015-2019; (ii) 112,491 PRSUs subject to performance-based vesting requirements over fiscal years 2015-2020; (iii) 30,005 PRSUs subject to performance-based vesting requirements over fiscal years 2016-2018; and (iv) 16,848 PRSUs subject to performance-based vesting requirements over fiscal years 2017-2019. Also includes 33,695 RSUs granted on March 1, 2017 subject to a non-GAAP EPS performance hurdle for fiscal year 2017. As of December 31, 2017, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on March 1, 2020.

(5)	Does not include 27,996 PRSUs subject to performance-based vesting requirements over fiscal years 2015-2017, as the performance condition for such PRSUs was not satisfied.

(6)

Represents 11,242 RSUs granted on September 1, 2017 subject to a non-GAAP EPS performance hurdle for the fourth quarter of fiscal year 2017. As of December 31, 2017, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on September 1, 2020.

(7)	Option awards have vested and have a term of ten years.

(8)

Represents RSUs granted subject to non-GAAP EPS performance hurdle that has been satisfied and certified, as follows: (i) 5,320 RSUs granted on February 17, 2015, which are subject to vesting as to 2,660 shares on February 1, 2018 and 2,660 shares on February 1, 2019; and (ii) 14,403 RSUs granted March 1, 2016, which are subject to vesting on March 1, 2019.

(9)

Represents PRSUs granted subject to multi-year performance-based vesting requirements that have not yet been met, as follows: (i) 7,202 PRSUs that are subject to performance-based vesting requirements over fiscal years 2016-2018; and (ii) 3,965 PRSUs subject to performance-based vesting requirements over fiscal years 2017-2019. Also includes 7,929 RSUs granted on March 1, 2017 subject to a non-GAAP EPS performance hurdle for fiscal year 2017. As of December 31, 2017, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on March 1, 2020.

(10)

Does not include (i) 5,321 PRSUs subject to performance-based vesting requirements over fiscal years 2015-2017 and (ii) 7,761 PRSUs subject to performance-based vesting requirements for the second half of fiscal year 2017, as the performance conditions for such PRSUs were not satisfied.

(11)

Represents 5,208 RSUs granted on June 1, 2017 subject to a non-GAAP EPS performance hurdle for the second half of fiscal year 2017. As of December 31, 2017, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on June 1, 2020.

(12)	Does not include 4,657 PRSUs subject to performance-based vesting requirements for the second half of fiscal 2017, as the performance condition for such PRSUs was not satisfied.

(13)

Represents RSUs granted subject to non-GAAP EPS performance hurdle that has been satisfied and certified, as follows: (i) 4,530 RSUs granted on August 3, 2015, which are subject to vesting as to 2,265 shares on August 1, 2018 and 2,265 shares on August 1, 2019; and (ii) 13,203 RSUs granted March 1, 2016, which are subject to vesting on March 1, 2019.

(14)

Represents PRSUs granted subject to multi-year performance-based vesting requirements that have not yet been met, as follows: (i) 18,120 PRSUs that are subject to performance-based vesting requirements over fiscal years 2015-2019; (ii) 6,602 PRSUs that are subject to performance-based vesting requirements over fiscal years 2016-2018; and (ii) 3,965 PRSUs subject to performance-based vesting requirements over fiscal years 2017-2019. Also includes 7,929 RSUs granted on March 1, 2017 subject to a non-GAAP EPS performance hurdle for fiscal year 2017. As of December 31, 2017, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on March 1, 2020.

(15)

Represents RSUs granted subject to non-GAAP EPS performance hurdle that has been satisfied and certified, as follows: 7,550 RSUs granted on October 3, 2016, which are subject to vesting on October 1, 2019.

(16)

Represents PRSUs granted subject to multi-year performance-based vesting requirements that have not yet been met, as follows: 3,965 PRSUs subject to performance-based vesting requirements over fiscal years 2017-2019. Also includes 7,929 RSUs granted on March 1, 2017 subject to a non-GAAP EPS performance hurdle for fiscal year 2017. As of December 31, 2017, the performance hurdle had not yet been certified for these RSUs. Following certification of the performance hurdle, these RSUs are subject to vesting in full on March 1, 2020.

(17)	Option awards have vested and expire March 31, 2018.

2017 Option Exercises and Stock Vested

The following table sets forth information regarding options exercised by our NEOs and RSUs and PRSUs that vested during the fiscal year ended December 31, 2017.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Gregory T. Lucier	—	—	13,998	$990,498
Rajesh Asarpota	—	—	—	—
Matthew W. Link	7,500	$150,450	32,570	$2,266,821
Harry Skip Kiil	—	—	—	—
Peter M. Leddy, Ph.D.	—	—	2,265	$145,934
Jason M. Hannon	97,375	$3,876,499	19,432	$1,375,008
Quentin S. Blackford	8,187	$191,874	14,455	$1,002,694

(1)	Represents the excess of the fair market value of the shares exercised over the aggregate price of such shares on the date of exercise.

(2)	The value realized on vesting is determined by multiplying (x) the number of shares that vested during 2017, times (y) the closing price of our common stock on NASDAQ on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

The following tables reflect estimates of the amounts which would be paid out to our NEOs upon an applicable termination event (with different scenarios outlined on a column-by-column basis). The actual amounts to be paid-out can only be determined at the time of such executive’s separation from the Company. For purposes of this illustrative exercise, an effective date of December 31, 2017 was used and the target award amount was used for performance-based awards with open performance periods.

The following table describes the potential payments upon termination or change in control of NuVasive for Gregory T. Lucier, NuVasive’s Chairman and Chief Executive Officer, assuming an effective date of December 31, 2017:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”	Termination due to Death or Disability	Termination Following Change in Control (2)
Cash Severance	—	$5,525,000 (3)	—	$9,025,002 (4)
Long-Term Incentive Acceleration	—	$13,263,222 (5)	$29,383,033 (6)	$29,383,033 (6)
Health Benefits (7)	—	$77,465	—	$77,465
Outplacement Assistance	—	$25,000	—	—
Total:	—	$18,890,687	$29,383,033	$38,485,500

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $850,000 with annual incentive opportunity equal to 150% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to two times (2x) the executive’s annual base salary and target annual bonus plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $58.49 per share (the closing price on December 31, 2017) and pro-rated based on the number of full months of service in accordance with the terms of respective award. Unvested performance-based awards are presented assuming they are paid out at target except that unvested Share-Purchase Match PRSUs are reflected as not being earned since the Company’s closing stock price on 12/31/2017 was $58.49. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $58.49 per share (the closing price on December 31, 2017). Unvested performance-based awards are presented assuming they are paid out at target. Pursuant to the terms of the LTI grant agreement with our NEOs, upon a change in control of the Company, all of their unvested PRSU and performance cash awards become vested regardless of whether there is a termination of employment. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Rajesh J. Asarpota, NuVasive’s Executive Vice President and Chief Financial Officer, assuming an effective date of December 31, 2017:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”	Termination due to Death or Disability	Termination Following Change in Control (2)
Cash Severance	—	$597,244(3)	—	$2,235,264(4)
Long-Term Incentive Acceleration	—	—	$657,545(5)	$657,545(5)
Health Benefits	—	$22,531(6)	—	$45,061(7)
Outplacement Assistance	—	$25,000	—	—
Total:	—	$644,775	$657,545	$2,937,870

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $460,000 with annual incentive opportunity equal to 90% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executive’s annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $58.49 per share (the closing price on December 31, 2017). Unvested performance-based awards are presented assuming they are paid out at target. Pursuant to the terms of the LTI grant agreement with our NEOs, upon a change in control of the Company, all of their unvested PRSU and performance cash awards become vested regardless of whether there is a termination of employment. The NEO may also have vested Company stock options and/or hold additional shares of Company stock

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twelve (12) months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Matthew W. Link, NuVasive’s Executive Vice President, Strategy, Technology and Corporate Development, assuming an effective date of December 31, 2017:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”	Termination due to Death or Disability	Termination Following Change in Control (2)

Cash Severance	—	$950,000(3)	—	$2,990,069(4)

Long-Term Incentive Acceleration	—	—	$3,120,523 (5)	$3,120,523(5)

Health Benefits	—	$38,801(6)	—	$75,437(7)

Outplacement Assistance	—	$25,000	—	—

Total:	—	$1,013,801	$3,120,523	$6,186,029

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $500,000 with annual incentive opportunity equal to 90% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executive’s annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $58.49 per share (the closing price on December 31, 2017). Unvested performance-based awards are presented assuming they are paid out at target. Pursuant to the terms of the LTI grant agreement with our NEOs, upon a change in control of the Company, all of their unvested PRSU and performance cash awards become vested regardless of whether there is a termination of employment. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twelve (12) months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Harry Skip Kiil, NuVasive’s Executive Vice President, Global Commercial, assuming an effective date of December 31, 2017:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”	Termination due to Death or Disability	Termination Following Change in Control (2)
Cash Severance	—	$902,500(3)	—	$2,432,513(4)
Long-Term Incentive Acceleration	—	—	$304,616(5)	$304,616(5)
Health Benefits	—	$38,801(6)	—	$77,601(7)
Outplacement Assistance	—	$25,000	—	—
Total:	—	$966,301	$304,616	$2,814,730

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $475,000 with annual incentive opportunity equal to 90% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executive’s annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $58.49 per share (the closing price on December 31, 2017). Unvested performance-based awards are presented assuming they are paid out at target. Pursuant to the terms of the LTI grant agreement with our NEOs, upon a change in control of the Company, all of their unvested PRSU and performance cash awards become vested regardless of whether there is a termination of employment. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twelve (12) months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Peter M. Leddy, Ph.D., NuVasive’s Executive Vice President, People and Culture, assuming an effective date of December 31, 2017:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”	Termination due to Death or Disability	Termination Following Change in Control (2)
Cash Severance	—	$883,500(3)	—	$2,818,569(4)
Long-Term Incentive Acceleration	—	—	$3,753,873 (5)	$3,753,873(5)
Health Benefits	—	$38,801(6)	—	$77,601(7)
Outplacement Assistance	—	$25,000	—	—
Total:	—	$947,301	$3,753,873	$6,650,043

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $465,000 with annual incentive opportunity equal to 90% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executive’s annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to (i) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $58.49 per share (the closing price on December 31, 2017). Unvested performance-based awards are presented assuming they are paid out at target. Pursuant to the terms of the LTI grant agreement with our NEOs, upon a change in control of the Company, all of their unvested PRSU and performance cash awards become vested regardless of whether there is a termination of employment. The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twelve (12) months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

Director Compensation

NuVasive’s Director compensation program for non-employee Directors includes cash retainers (paid quarterly) and an annual equity award. In order to remain competitive with the peer group median, the Board approved changes to the program as outlined below effective for the fiscal quarter ending June 30, 2018.

Cash Retainers.    The following table sets forth the cash retainers payable to our Directors in 2017 and 2018:

Board Member Cash Retainers	2018 Annual Retainer (effective Q2 2018)	2017 Annual Retainer
Board Member Retainer	$70,000	$65,000
Lead Independent Director*	$25,000	$20,000
Audit Committee Chairperson*	$20,000	$20,000
Compensation Committee Chairperson*	$20,000	$20,000
Nominating, Corporate Governance and Compliance Committee Chairperson*	$10,000	$10,000

*	Lead Independent Director and Committee Chair retainers are in addition to the other retainers.

Non-employee members of the Board may defer all or a portion of their cash retainer into NuVasive’s Deferred Compensation Plan, a non-qualified defined contribution plan.

Equity Awards.    The Director compensation program also includes an annual RSU award (with 1-year cliff vesting), which is designed to align with each year of service on the Board. For continuing non-employee Directors, the annual RSU award is granted on the date of the annual meeting of stockholders. For newly-elected non-employee Directors, the annual RSU award is granted upon election to the Board, with a grant value pro-rated based on length of service prior to the next annual meeting of stockholders. In each case, the annual RSU award will vest on the earlier of the twelve (12)-month anniversary of the grant date and the next annual meeting of stockholders. Effective November 8, 2017, there is no other inducement / initial RSU award other than the pro-rata annual RSU award. The following table sets forth the annual RSU award values for our Directors in 2017 and 2018:

Board Member RSU Awards	2018 Annual RSU Grant Value (effective Q2 2018)	2017 Annual RSU Grant Value
Board Member Annual RSU Grant Value*	$160,000	$150,000

*	The number of RSUs awarded is determined by dividing the RSU grant value by the closing stock price on the date of grant.

All RSU awards granted to Directors are settled upon the earlier of (i) the Director’s separation from service within the meaning of Section 409A (as defined in the equity plan governing the RSU), or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A; provided, however, that, the Directors have the option to make a deferral election for settlement of each RSU award on an earlier, specified date (no sooner than the vesting date).

Under our Corporate Governance Guidelines, which includes the stock ownership guidelines, our non-employee Directors are required to hold a number of shares of the Company’s common stock with a value equal to five times the annual cash retainer for Board service paid to non-employee Directors. Each non-employee Director is required to achieve this ownership guideline within five (5) years of becoming a non-employee Director.

Director Summary Compensation Table

The following table summarizes Director compensation during the fiscal year ended December 31, 2017:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Vickie L. Capps	$65,000	$150,037	$753	$215,790
Peter C. Farrell, Ph.D., AM.	$75,000	$150,037	$1,039	$226,076
Robert F. Friel	$65,000	$150,037(4)	$1,075	$216,112
Lesley H. Howe	$105,000	$150,037	$928	$255,965
Leslie V. Norwalk, Esq.	$65,000	$150,037	$948	$215,985
Michael D. O’Halleran	$65,000	$150,037(5)	$753	$215,790
Donald J. Rosenberg, Esq.	$65,000	$150,037(4)	$753	$215,790
Daniel J. Wolterman	$85,000	$150,037	$1,122	$236,159
Patrick S. Miles	-	-	$386,956(6)	$386,956

(1)

During the fiscal year ended December 31, 2017, Mr. Lucier was a member of the Board and a Named Executive Officer of the Company. As compensation information for Mr. Lucier is included in the Executive Compensation – 2017 Summary Compensation Table above, and the amount is not separately provided in the Director Summary Compensation Table.

(2)

Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. The fair value of RSUs is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 26, 2017.

(3)	Amounts in this column represent the total amount of Director perquisites and personal benefits, including spousal travel and entertainment and other taxable benefits.

(4)

Director also holds unvested RSUs granted on February 12, 2016 in connection with election to the Board, which are subject to vesting on February 12, 2018 with respect to 5,113 shares. Mr. Friel has elected to defer delivery of the shares subject to theses RSUs.

(5)	Director also holds unvested RSUs granted on August 1, 2016 in connection with election to the Board, which are subject to vesting on August 1, 2018 with respect to 3,161 shares.

(6)

During the fiscal year ended December 31, 2017, Mr. Miles served as a member of management in the role of Vice Chairman, in addition to serving as a Director. Mr. Miles resigned from his roles with the Company on October 1, 2017. Mr. Miles was compensated for his services as Vice Chairman in 2017, but received no additional compensation for his services as a Director. Amounts reflect $386,634 in compensation paid to Mr. Miles in his role as Vice Chairman and $322 in perquisites and personal benefits.

ADDITIONAL INFORMATION

Stockholders Sharing the Same Address

We have adopted “householding,” a procedure approved by the SEC under which NuVasive stockholders who share an address will receive a single copy of the 2017 Annual Report, Proxy Statement or Notice, as applicable, or a single notice addressed to those stockholders. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another NuVasive stockholder and wish to receive a separate copy of the applicable materials, you may do so by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement or Notice, as applicable, who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121.

Communications with Directors

Any stockholder who desires to contact any member of the Board or management can send an e-mail to investorrelations@nuvasive.com or write to:

NuVasive, Inc.

Attn: Investor Relations

7475 Lusk Boulevard

San Diego, CA 92121

Your correspondence should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to members of the Nominating, Corporate Governance and Compliance Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the Director or Directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Stockholder Proposals for 2019 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in our proxy materials for our 2019 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at our principal executive offices at 7475 Lusk Boulevard, San Diego, CA 92121, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2018 Annual Meeting of Stockholders is November 22, 2018; provided, however, that, in the event that the Company holds the annual meeting of stockholders to be held in 2019 more than 30 days before or after the one-year anniversary date of our 2018 Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2018 Annual Meeting of Stockholders, any such stockholder proposal must be received by our Corporate Secretary on or before November 22, 2018 (subject to Company adjustment as provided above), and comply with the procedures and requirements in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws discussed below. Any stockholder proposal received after November 22, 2018 (or any Company-directed amended date as provided above) will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Advance Notice for Proposals for Business to be Discussed at the 2019 Annual Meeting

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a Director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., January 3, 2019), nor later than the close of business on the 90th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 2, 2019). However, the Bylaws also provide that, in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the 120th day, nor later than the close of business on the later of the 90th day, prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a Director of the Board.

A copy of our Bylaws may be obtained by written request to the Corporate Secretary at 7475 Lusk Boulevard, San Diego, CA 92121.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Gregory T. Lucier

Chairman of the Board and Chief Executive Officer

San Diego, California

March 22, 2018

APPENDIX

This Proxy Statement includes the following non-GAAP financial measures: non-GAAP operating margin and non-GAAP earnings per share (EPS). These non-GAAP financial measures exclude amortization of intangible assets, leasehold related charges, integration related expenses associated with acquired businesses, one-time restructuring and acquisition related items, CEO transition related costs, certain litigation charges and non-cash interest expense (excluding debt issuance cost) and or losses on convertible notes. In this Proxy Statement, financial information is also presented that excludes the impact of foreign exchange currency fluctuations. The measure constant currency is the use of an exchange rate that eliminates fluctuations when calculating financial performance numbers.

We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful information regarding our operating performance for the reasons discussed in the Proxy Statement. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Full Year 2017 Results Non-GAAP Operating Margin % (1) (2) (% is rounded to the nearest tenth)
Non-GAAP Gross Margin % [A]	73.9%
Non-cash purchase accounting adjustments on acquisitions (3)	(0.1%)

GAAP Gross Margin [B]	73.9%
GAAP & Non-GAAP Sales, Marketing & Administrative Expense [C]	52.4%
Non-GAAP Research & Development Expense [D]	4.9%
In-process research & development	0.0%

GAAP Research & Development Expense [E]	4.9%
Litigation liability [F] (4)	0.4%
Amortization of intangible assets [G] (5)	4.7%
Business transition costs [H] (6)	0.4%
Non-GAAP Operating Margin % [A-C-D]	16.6%

GAAP Operating Margin % [B-C-E-F-G-H]	11.0%

1.  2017 as reported, does not include adoption of revenue recognition ASC 606.

2.  Items may not foot due to rounding.

3.  Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

4.  Represents the settlement of fees associated with the outcome of the Medtronic litigation matter.

5.  Excludes the amortization associated with non-controlling interest.

6.  Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

Reconciliation of Full Year 2017 Results GAAP Net Income per Share to Non-GAAP Earnings per Share
(in thousands, except per share data)	Adjustments	Diluted Earnings Per Share
GAAP Net Income	$83,006	$1.50
Business transition costs (1)	4,287
Non-cash purchase accounting adjustments on acquisitions (2)	540
Litigation liability (3)	4,500
Non-cash interest expense on convertible notes	17,290
Amortization of intangible assets (4)	46,750
Tax effect of adjustments (5)	(56,470)

Adjustments to GAAP net income	16,897

Non-GAAP Earnings	$99,903	$1.91

GAAP weighted shares outstanding - diluted		55,193

Non-GAAP weighted shares outstanding – diluted (6)		52,345

1.  Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

2.  Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

3.  Represents the settlement of fees associated with the outcome of the Medtronic litigation matter.

4.  Excludes the amortization associated with non-controlling interest.

5.  The impact on results from taxes include tax effecting the adjustments above at the statutory rate, taking into account discrete items and including those discrete items in the annual effective tax rate calculation, as well as the one-time impact of the Tax Cuts and Jobs Act of 2017. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~34% on a non-GAAP basis.

6.  Excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

NUVASIVE, INC.
2018 Annual Meeting of Stockholders May 3, 2018 8:00 AM
This proxy is solicited by the Board of Directors
INTERNET VOTE BY: TELEPHONE
Call Go To
1-866-217-7017 www.proxypush.com/nuva
Use any touch-tone telephone. Cast your vote online. OR
Have your Proxy Card/Voting Instruction Form ready.
View Meeting Documents. Follow the simple recorded instructions.
MAIL
OR Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form.
Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
The undersigned hereby appoints Rajesh J. Asarpota, Carol A. Cox and Joan B. Stafslien, or any one of them, with full power of substitution, proxies to vote at the 2018 Annual Meeting of Stockholders of NuVasive, Inc. (the “Company”), which is being held at the Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121 on May 3, 2018 at 8:00 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion, upon such other matters as may come before the meeting.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE
All votes must be received by 11:59 P.M., Eastern Time, May 2, 2018. Continued and to be signed on reverse side
PROXY TABULATOR FOR
NUVASIVE, INC. P.O. BOX 8016 CARY, NC 27512-9903
EVENT #
CLIENT #
ANNUAL MEETING OF NUVASIVE, INC.
Date: May 3, 2018
Time: 8:00 AM (Local Time)
Place: 7475 Lusk Boulevard, San Diego, CA 92121
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NUVASIVE, INC.
The Board of Directors recommends you vote FOR the following Director nominees for election to the Company’s Board of Directors:
1: Election of Directors
For Against Abstain
Nominees:
1a. Vickie L. Capps
1b. John A. DeFord, Ph.D.
The Board of Directors recommends you vote FOR the following proposals: For Against Abstain
2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
3: Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2017.
NOTE: The Board of Directors recommends that you vote FOR proposals 1, 2, and 3 above. This proxy, when properly executed, will be voted in the manner directed above.
WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will have discretionary authority to vote the shares represented by this proxy on those matters.
Signature Date
Signature (Joint Owners) Date
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2018 Notice and Proxy Statement for the 2018 Annual Meeting of Stockholders of NuVasive, Inc. and the Annual Report on Form 10-K for the year ended December 31, 2017 are available at www.proxydocs.com/NUVA.
Please separate carefully at the perforation and return just this portion in the envelope provided.

Please separate carefully at the perforation and return just this portion in the envelope provided.
NUVASIVE, INC.
7475 LUSK BOULEVARD SAN DIEGO, CA 92121
VOTE BY INTERNET—www.proxypush.com/NUVA
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign-up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-866-217-7017
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Nuvasive, Inc. P.O. Box 8016 Cary, NC 27512-9903.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR
BLACK INK AS FOLLOWS: